Exhibit 99.3

CONVERSION VALUATION APPRAISAL REPORT

FinPro Capital Advisors, Inc.

MERCER SAVINGS BANK

FinPro Capital Advisors, Inc.
46 EAST MAIN STREET • SUITE 303 • SOMERVILLE, NJ 08876 • P: (908) 234-9398

AS OF FEBRUARY 28, 2023

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Table of Contents

Mercer Savings Bank

Table of Contents		1

Introduction		3

1.	Overview and Financial Analysis	6

	General Overview	6
	History and overview	6
	Strategic Direction	7
	balance sheet trends	7
	Loan Portfolio	11
	investments	13
	asset quality	15
	Funding composition	16
	Asset liability management	16
	Capital	18
	income and expense trends	18
	Legal proceedings	21
	subsidiaries	21

2.	Market Area Analysis	22

3.	Comparisons with Publicly Traded Thrifts	23

	Overview of the Comparables	26

4.	Market Value Determination	28

	Financial Condition	29
	Balance Sheet Growth	34
	Earnings Quality, Predictability and Growth	35
	Market area	39
	Cash Dividends	43
	Recent Regulatory Matters	44

5.	Other Factors	45

	Management	45
	Liquidity of the shares	46
	marketing of the issuance	47

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	Valuation Adjustments	49

6.	Valuation	50

	Discussion of Weight Given to Valuation Multiples	50
	Offering Value in Relation to Comparables	53
	Comparison to Recent Standard Conversions	55
	Valuation Conclusion	56

7.	Exhibits	57

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Introduction

February 28, 2023

Board of Directors

Mercer Savings Bank

1100 Irmscher Blvd.

Celina, OH 45822

Members of the Board Directors:

At your request, FinPro Capital Advisors, Inc. (“FinPro” or “FCA”) has completed and hereby provides an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) of originally issued by the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”), The Ohio Division of Financial Institutions (the “ODFI”) and other state banking regulatory agencies, and applicable regulatory interpretations thereof.

Description of Plan of Conversion

The Board of Directors of Mercer Savings Bank (“Mercer” or the “Bank”) has adopted the plan of conversion (the “Plan”); whereby the Bank will convert to stock form. As a result of the conversion, the Bank will convert to the stock form of ownership and issue all of its common stock to a to-be-formed holding company called Mercer Bancorp, a newly formed Maryland corporation, (“the Company”). It is our understanding that the Bank will offer its stock in a subscription and community offering to Eligible Account Holders, to the Employee Plans and to Supplemental Eligible Account Holders of the Bank. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a direct community offering and/or a syndicated community offering. A portion of the net proceeds received from the sale of the common stock will be used to purchase all of the then to be issued and outstanding capital stock of Mercer and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, a loan to the newly formed ESOP and reinvestment of the proceeds that are retained by the Bank. In the future, the Company may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends, or repurchase its stock, although there are no specific plans to undertake such activities at the present time. The plan of conversion will provide for the establishment of a new charitable foundation (the “Foundation”). On a preliminary basis, the Foundation contribution is expected to consist of $100 thousand of cash and 50 thousand shares of Company common stock.

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In compiling the pro formas, FinPro relied upon the assumptions provided by the Bank and its agents.

The pro forma assumptions are as follows:

•	100.00% of the total shares will be sold to the depositors and public,

•	the stock will be issued at $10.00 per share,

•	the fixed conversion expenses will be $1.5 million at the midpoint,

•	placement agent fee greater of 1% of issuance or $250 thousand,

•	there will be an ESOP equal to 8.00% of the shares sold, funded internally, and amortized over 15 years straight-line,

•	there will be an MRP equal to 4.00% of the shares sold, amortized over 5 years straight-line,

•	there will be a Stock Option Plan equal to 10% of the shares sold, expensed at $3.72 per option over 5 years straight-line,

•	the tax rate is assumed at 21%, and

•	the net proceeds will be invested at the one-year treasury rate of 5.00%, pre-tax.

In the course of preparing our report, we reviewed the Bank’s financials for the years ended December 31, 2022, and December 31, 2021. We also reviewed the registration statement as filed with the Securities and Exchange Commission (“SEC”). We have conducted due diligence analysis of the Bank and held due diligence related discussions with the Bank’s Management and Board and Luse Gorman, PC (the Bank’s counsel). The valuation parameters set forth in the appraisal were predicated on these discussions, but all conclusions related to the valuation were reached and made independent of such discussions.

Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We reviewed the Bank’s primary market area and reviewed the market area’s economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank’s performance with selected publicly traded institutions. We reviewed conditions in the securities markets in general and in the market for similar institutions in particular. Our analysis included a review of the estimated effects of the Conversion of the Bank on the operations and expected financial performance as they related to the Bank’s estimated pro forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank’s assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

Our valuation is not intended, and must not be construed, to be a recommendation of any kind as the advisability of purchasing shares of Common Stock in the stock issuance. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of Common Stock in the stock issuance will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. FinPro is not a seller of securities within the meaning of any federal or state securities laws. Any report prepared by FinPro shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

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The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank’s financial condition, operating performance, management policies and procedures and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro forma market value of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained at that time.

Valuation Conclusion

It is, FinPro’s opinion that as of February 23, 2023, the estimated aggregate pro forma market value of the Bank was $13,000,000 at the midpoint of a range (excluding foundation shares) with a minimum of $11,050,000 to a maximum of $14,950,000 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or super maximum value is $17,192,500. The stock will be issued at $10.00 per share.

FinPro Capital Advisors

FinPro Capital Advisors, Inc. (“FCA” or “FinPro”) is a registered broker dealer and is a wholly owned subsidiary of FinPro, Inc. FCA addresses numerous areas of capital markets in the heavily regulated financial institution industry including M&A advisory, capital raising, strategic advice, valuation, due diligence, accounting, mark-to-market, enterprise risk management, business planning and regulatory advice. FCA further specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. We believe that, except for the fee we will receive for the Appraisal to assist in the stock conversion process, we are independent of the Bank, Mercer Savings Bank and the other parties engaged by Mercer Savings Bank.

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1. Overview and Financial Analysis

General Overview

As of December 31, 2022, the Bank had $147.0 million in total assets, $128.5 million in deposits, $118.7 million in net loans and $14.5 million in equity. The following table shows the Bank’s facilities.

Figure– List of Branch Offices

US Branch List for Mercer SB

			2022	2021	2017	2021-2022	2017-2022
Street Address	City	State	Deposits ($000)	Deposits ($000)	Deposits ($000)	Growth Rate (%)	Growth Rate (%)
1100 Irmscher Blvd	Celina	OH	25,281	26,473	13,988	(4.50)	80.73
120 N Wayne St	Fort Recovery	OH	41,144	32,005	22,898	28.55	79.68
125 E Main St	Greenville	OH	27,221	26,820	20,126	1.50	35.25
217 W Market St	Celina	OH	45,231	48,183	44,732	(6.13)	1.12

Source: S&P Global

History And Overview

Mercer Savings Bank is a bank. The company was founded in 1888 and is based in Celina, Ohio. Mercer Savings has been a trusted community bank for more than 130 years. The Bank offers the financial products and services that make their customers life easier and money work harder for them. Mercer Savings Bank is a community-first financial partner that shares the values of the customers it serves. The Bank understands the importance of hard work, doing the right thing, and supporting local endeavors.

The Bank considers its primary market area for loan originations and deposit gathering to be Mercer and Darke Counties in western Ohio and contiguous areas, including Adams and Jay Counties in eastern Indiana. The Bank conducts its operations from its main office in Celina, Ohio and three branch offices in Celina, Fort Recovery and Greenville, Ohio. In addition to the branch network, the Bank offers online and mobile banking.

The Bank’s business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential mortgage loans and agricultural real estate loans secured by properties located in the Bank’s primary market area. To a lesser extent, the Bank also originates multifamily real estate loans, commercial real estate loans, construction and land loans, home equity lines of credit, commercial and industrial loans, and consumer loans, and purchase investment securities. The Bank offers a variety of deposit accounts including checking accounts, savings accounts, and certificates of deposit. The primary source of funding is core deposits. The Bank also utilize advances from the Federal Home Loan Bank of Cincinnati and brokered deposits for liquidity and asset/liability management purposes and may attempt to attract municipal deposits to a lesser extent.

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Strategic Direction

The Bank’s mission is to operate and further expand a profitable and diversified community banking franchise. It plans to achieve this by executing its strategy of:

•	establishing a fifth branch office during 2024 in Adams or Jay County in eastern Indiana, where the Bank has active lending operations.

•	continuing to transform its balance sheet to emphasize assets and liabilities that allow it to increase its net interest margin while reducing its exposure to risk from interest rate fluctuations.

balance sheet trends

The Bank’s balance sheet decreased by $6.6 million, or -4.35%, from $152.8 million on September 30, 2022, to $146.2 million as of December 31, 2022.

The Bank’s equity increased by $479 thousand, or 3.42%, from $14.0 million on September 30, 2022, to $14.5 million as of December 31, 2022.

Figure– Balance Sheet Trends

	At December 31,	At September 30,
	2022	2022	2021
	(In thousands)
Selected Financial Condition Data:
Total assets	$146,190	$152,883	$147,345
Cash and cash equivalents	7,203	14,377	18,001
Interest-bearing time deposits	100	100	100
Securities available for sale	13,321	12,572	8,585
Securities held to maturity	212	233	339
Loans held for sale	282	—	399
Loans, net of allowance for loan losses	117,830	117,671	112,511
Premises and equipment, net	2,603	2,608	2,416
Federal Home Loan Bank stock	1,390	1,390	1,605
Bank-owned life insurance	1,753	1,742	2,066
Total deposits	127,699	134,759	128,245
Federal Home Loan Bank advances	3,000	3,000	4,000
Total equity	14,526	14,056	14,063

Source: Offering Prospectus

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Figure– Key Ratio Trends

	At or For the Three Months Ended December 31,		At or For the Year Ended September 30,
	2022	2021	2022	2021
Performance Ratios:
Return on average assets (1) (2)	0.88%	0.48%	0.62%	0.39%
Return on average equity (1) (3)	9.29%	5.10%	6.76%	4.15%
Interest rate spread (4)	3.68%	2.84%	2.92%	2.84%
Net interest margin (1) (5)	3.71%	2.88%	2.95%	2.89%
Noninterest expense to average assets (1)	2.84%	2.61%	2.60%	2.60%
Efficiency ratio (6)	72.35%	80.02%	77.33%	81.04%
Average interest-earning assets to average interest-bearing liabilities	122.74%	118.91%	120.53%	119.31%

Capital Ratios:
Average equity to average assets	9.49%	9.39%	9.17%	9.37%
Total capital to risk-weighted assets	16.80%	16.60%	16.60%	16.40%
Tier 1 capital to risk-weighted assets	15.80%	15.50%	15.60%	15.30%
Common equity Tier 1 capital to risk-weighted assets	15.80%	15.50%	15.60%	15.30%
Tier 1 capital to average assets	10.20%	9.50%	9.70%	9.30%

Asset Quality Ratios:
Allowance for loan losses to total loans	0.79%	0.84%	0.81%	0.83%
Allowance for loan losses to non-performing loans	222.45%	926.67%	281.14%	449.77%
Allowance for loan losses to non-accrual loans	222.45%	1.09%	281.14%	449.77%
Net (charge-offs) recoveries to average outstanding loans	(0.02)%	—	—	(0.06)%
Non-accrual loans to total loans	0.35%	0.13%	0.29%	0.19%
Non-performing loans to total loans	0.35%	0.13%	0.29%	0.19%
Non-performing loans to total assets	0.30%	0.07%	0.23%	0.14%
Total non-performing assets to total assets	0.30%	0.07%	0.23%	0.14%

Other:
Number of offices	4	4	4	4
Number of full-time employees	28	31	28	31
Number of part-time employees	2	3	3	3

(1)            Annualized where appropriate.

(2)            Represents net income divided by average total assets.

(3)            Represents net income divided by average equity.

(4)            Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(5)            Represents net interest income divided by average interest-earning assets.

(6)            Represents noninterest expense divided by the sum of net interest and dividend income and noninterest income.

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Source: Offering Prospectus

Figure– Average Balances

	At	For the Three Months Ended December 31,
	December 31. 2022	2022			2021
	Weighted- Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate

	(Dollars in thousands)
Interest-earning assets:
Loans (1)	4.09%	$118,826	$1,222	4.11%	$114,461	$1,072	3.75%
Taxable securities	1.51%	10,366	41	1.58%	7,644	14	0.73%
Tax-exempt securities	2.83%	4,047	25	2.47%	1,881	9	1.91%
Interest-earning deposits and other	4.18%	10,834	106	3.91%	19,713	11	0.22%
Total interest-earning assets	3.87%	144,073	1,394	3.87%	143,699	1,106	3.08%
Noninterest-earning assets		6,193			6,883
Allowance for loan losses		(972)			(965)
Total assets		$149,294			$149,617

Interest-bearing liabilities:
Interest-bearing demand deposits	0.05%	$44,897	3	0.03%	$44,408	4	0.04%
Savings deposits	0.05%	45,272	8	0.07%	42,356	7	0.07%
Certificates of deposit	0.78%	24,208	38	0.63%	30,078	53	0.70%
Total interest-bearing deposits	0.20%	114,377	49	0.17%	116,842	64	0.22%
Federal Home Loan Bank advances	0.95%	3,000	7	0.93%	4,000	9	0.90%
Total interest-bearing liabilities	0.22%	117,377	56	0.19%	120,842	73	0.24%
Noninterest-bearing demand deposits		16,655			13,453
Other noninterest-bearing liabilities		1,094			1,273
Total liabilities		135,126			135,568
Equity		14,168			14,049
Total liabilities and equity		$149,294			$149,617
Net interest income			$1,338			$1,033
Net interest rate spread (2)	3.65%			3.68%			2.84%
Net interest-earning assets (3)		$26,696			$22,857
Net interest margin (4)				3.71%			2.88%
Average interest-earning assets to interest-bearing liabilities		122.74%			118.91%

(footnotes on following page)

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	At	For the Year Ended September 30,
	September 30. 2022	2022			2021
	Weighted- Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
		(Dollars in thousands)
Interest-earning assets:
Loans (1)	3.94%	$114,595	$4,322	3.77%	$110,023	$4,343	3.95%
Taxable securities	1.50%	9,190	67	0.73%	5,762	60	1.04%
Tax-exempt securities	2.22%	2,548	53	2.08%	1,072	22	2.05%
Interest-earning deposits and other	3.06%	20,266	153	0.75%	23,429	36	0.15%
Total interest-earning assets	3.64%	146,599	4,595	3.13%	140,286	4,461	3.18%
Noninterest-earning assets		6,514			7,311
Allowance for loan losses		(977)			(904)
Total assets		$152,136			$146,693

Interest-bearing liabilities:
Interest-bearing demand deposits	0.05%	$45,854	14	0.03%	$41,916	15	0.04%
Savings deposits	0.05%	44,129	30	0.07%	38,427	32	0.08%
Certificates of deposit	0.68%	28,181	189	0.67%	32,774	316	0.96%
Total interest-bearing deposits	0.20%	118,164	233	0.20%	113,117	363	0.32%
Federal Home Loan Bank advances	0.95%	3,462	32	0.92%	4,462	39	0.87%
Total interest-bearing liabilities	0.22%	121,626	265	0.22%	117,579	402	0.34%
Noninterest-bearing demand deposits		15,540			14,105
Other noninterest-bearing liabilities		1,014			1,260
Total liabilities		138,180			132,944
Equity		13,956			13,749
Total liabilities and equity		$152,136			$146,693
Net interest income			$4,330			$4,059
Net interest rate spread (2)	3.42%			2.92%			2.84%
Net interest-earning assets (3)		$24,973			$22,707
Net interest margin (4)				2.95%			2.89%
Average interest-earning assets to interest-bearing liabilities		120.53%			119.31%

(1)	Net deferred fee income included in interest earned on loans totaled $18,000 and $31,000 for the three months ended December 31, 2022 and 2021, respectively, and $110,000 and $157,000 for the year ended September 30, 2022 and 2021, respectively.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Source: Offering Prospectus

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Loan Portfolio

As of December 31, 2022, the Bank had $76.6 million of loans secured by one- to four-family residential real estate, representing 62.6% of total loans. As of December 31, 2022, the Bank had $31.0 million in agricultural real estate loans, representing 25.3% of total loans. As of December 31, 2022, the Bank had $4.2 million in construction and land loans, representing 3.5% of our total loan portfolio. Net loans increased by $160 thousand, or 0.1%, to $117.8 million as of December 31, 2022 from $117.7 million at September 30, 2022.

Additionally, in 2023, the Bank began implementing an indirect automobile lending program. The management team has experience with indirect automobile lending and the Bank intend to prudently grow that segment of our loan portfolio.

During the three months ended December 31, 2022, agricultural real estate loans increased $2.5 million, or 8.7%, to a total of $31.0 million at December 31, 2022 and construction and land loans increased $618,000, or 17.1%, to $4.2 million at December 31, 2022, while residential real estate loans decreased $1.7 million, or 2.2%, to $76.6 million at December 31, 2022, from $78.3 million at September 30, 2022. Changes in loan balances reflect the Bank’s strategic focus on diversification of the loan portfolio amid strong competition loans in the Bank’s market area.

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Figure – Loan Composition

			At September 30,
	At December 31, 2022		2022		2021
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family	$76,582	62.6%	$78,312	64.4%	$73,808	64.2%
Multifamily	1,346	1.1	1,356	1.1	1,173	1.0
Agricultural	30,987	25.3	28,516	23.5	27,290	23.7
Commercial	1,780	1.5	1,790	1.5	1,792	1.6
Construction and land	4,228	3.5	3,610	3.0	3,631	3.2
Home equity lines of credit	4,716	3.9	5,175	4.3	4,220	3.7
Commercial and industrial loans	1,767	1.4	1,833	1.5	2,170	1.9
Consumer loans	868	0.7	926	0.8	921	0.8
Total	122,274	100.0%	121,518	100.0%	115,005	100.0%

Less:
Undisbursed loans in process	3,151		2,530		1,202
Net deferred loan fees	332		334		334
Allowance for loan losses	961		984		958
Loans, net	$117,830		$117,670		$112,511

Source: Offering Prospectus

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investments

The Bank’s investment portfolio generally consists of mortgage-backed securities, treasury securities and agency bonds. The Bank holds the vast majority of securities as available for sale.

Investment securities increased $728 thousand, or 5.7%, to $13.5 million at December 31, 2022, from $12.7 million at September 30, 2022. During the three-month period ended December 31, 2022, securities purchases of $1.3 million were partially offset by sales, calls, maturities and repayments of $700 thousand.

The average balance of investment securities increased $4.9 million to $11.7 million for the year ended September 30, 2022 from $6.8 million for the year ended September 30, 2021, while the average yield on investment securities decreased by 18 basis points to 1.02% for the year ended September 30, 2022 from 1.20% for the year ended September 30, 2021. Interest income on interest-earning deposits and other interest-earning assets, comprised primarily of certificates of deposit in other financial institutions, overnight deposits and stock in the Federal Home Loan Bank, increased $117,000, or 328.1%, for the year ended September 30, 2022 , due to an increase in the average yield of 60 basis points, to 0.75% for the year ended September 30, 2022 from 0.15% for the year ended September 30, 2021, partially offset by a decrease in the average balance of $3.2 million. The increase in average yield was due to the increase in interest rates in the overall economy during the periods.

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Figure– Investment Composition

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
	(Dollars in thousands)
December 31, 2022

Held-to-maturity:
Mortgage-backed Government Sponsored Enterprises (GSEs)	$1	2.99%	$83	2.18%	$128	3.08%	$—	—%

Available-for-sale:
U.S. Treasury Securities	$1,006	0.14%	$999	0.32%	$—	—%	$—	—%
U.S. Government Agencies	$1,001	0.17%	$3,021	1.92%	$—	—%	$—	—%
Mortgage-backed GSEs	$—	—%	$—	—%	$221	1.75%	$3,812	1.92%
State and political subdivisions	$253	0.68%	$441	3.23%	$—	—%	$3,533	3.66%

Source: Offering Prospectus

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asset quality

Over the past year the Bank has seen a decline in the allowance for loan losses to total loans, declining to 0.79% as of December 31, 2022. The Bank has strong coverage to both non-performing loans and non-accrual loans as measured by the allowance for loan losses. The Bank has further had no material charge offs since 2021. Please see the Key Ratio Trends table for further details.

Figure– Non-Performing Asset Composition

	At December 31,	At September 30,

	2022	2022	2021

	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family	$288	$347	$166
Multifamily	-	-	-
Agricultural	-	-	-
Commercial	-	-	-
Construction and land	-	-	-
Home equity lines of credit	144	-	28
Commercial and industrial loans	-	-	-
Consumer loans	-	3	19
Total non-performing loans	432	350	213

Total non-performing assets	$432	$350	$213

Total non-performing loans to total loans	0.35%	0.29%	0.19%
Total non- performing loans to total assets	0.30%	0.23%	0.14%
Total non-performing assets to total assets	0.30%	0.23%	0.14%

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Funding composition

Deposits decreased by $7.1 million, or 5.2%, to $127.7 million at December 31, 2022 from $134.8 million at September 30, 2022. Core deposits decreased $4.9 million, or 4.5%, to $104.6 million at December 31, 2022 from $109.5 million at September 30, 2022. Certificates of deposit decreased $2.2 million, or 8.6%, to $23.1 million at December 31, 2022 from $25.3 million at September 30, 2022. The decrease in certificates of deposit was primarily the result of an outflow of brokered deposits. The decrease in core deposits was due to migration to higher rate alternatives at investment brokerages, as well as normal seasonal declines in transactional accounts.

During the three months ended December 31, 2022, management continued its strategy of pursuing growth in demand accounts and other lower cost core deposits, in part by enhancing products and services offered and increased marketing. Management intends to continue its efforts to increase core deposits, with an emphasis on growth in consumer and business demand deposits, and may attempt to attract municipal deposits to a lesser extent.

At December 31, 2022, the Bank had $3.0 million of outstanding borrowings from the Federal Home Loan Bank of Cincinnati. At December 31, 2022, the Bank had the capacity to borrow $53.9 million from the Federal Home Loan Bank of Cincinnati. At December 31, 2022, September 30 2022 and 2021, the Bank had a cash management line of credit agreement with the FHLB providing for additional borrowing of $10 million.

Asset liability management

The following chart provides the Bank’s estimated net portfolio value at various interest rate shock scenarios.

Conversion Valuation Appraisal Report	Page 17

Figure– EVE Results as of December 31, 2022

At December 31, 2022
				EVE as a Percentage of Present Value of Assets (3)
		Estimated Increase (Decrease) in EVE
Change in Interest Rates (basis points) (1)	Estimated EVE (2)	Amount	Percent	EVE Ratio (4)	Increase (Decrease) (basis points)

(Dollars in thousands)
300	$32,543	$(10,123)	(23.73)%	23.33%	(726)
200	36,828	(5,838)	(13.68)%	26.41%	(418)
100	39,812	(2,854)	(6.69)%	28.55%	(204)
—	42,666	—	—	30.59%	—
(100)	41,828	(838)	(1.96)%	29.99%	(60)
(200)	38,606	(4,060)	(9.52)%	27.68%	(291)
(300)	32,078	(10,588)	(24.82)%	23.00%	(759)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	EVE Ratio represents EVE divided by the present value of assets.

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page 18

Figure– NII Results as of December 31, 2022

At December 31, 2022
Change in Interest Rates (basis points) (1)	NII Year 1 Forecast	Year 1 Change from Level

	(Dollars in thousands)
+300	$5,275	(2.33)%
+200	5,308	(1.72)%
+100	5,334	(1.24)%
Level	5,401	—
(100)	5,414	0.24%
(200)	5,630	4.24%
(300)	5,513	2.03%

(1)	Assumes an immediate uniform change in interest rates at all maturities.

Source: Offering Prospectus

Capital

Total equity increased $469 thousand, or 3.3%, to $14.5 million at December 31, 2022 from $14.0 million at September 30, 2022. The increase resulted from net income of $329,000 during the three months ended December 31, 2022 and a $140 thousand increase in accumulated other comprehensive income.

income and expense trends

The Bank’s net income has trended upward between the twelve months ended September 30, 2022 and September 30, 2021. The increase is predominately attributable to higher net interest income, which was a function of both higher interest income and lower interest expense. During this time frame net interest income rose from $4.5 million for the twelve months ended September 30, 2021 to $4.6 million for the twelve months ended September 30, 2022.

The net income for the three months ended December 31, 2022 was $150 thousand above the net income for the three months ended December 31, 2021. The growth in net income is attributable to a $305 thousand increase in net interest income. This growth is partially offset by the increase in noninterest expenses over the past year.

Conversion Valuation Appraisal Report	Page 19

Figure– Income Statement Trends

	For the Three Months Ended December 31,		For the Year Ended September 30,

	2022	2021	2022	2021

	(In thousands)
Selected Operating Data:
Interest income	$1,394	$1,106	$4,595	$4,461
Interest expense	56	73	265	402
Net interest income	1,338	1,033	4,330	4,059
Provision for loan losses	—	15	25	180
Net interest income after provision for loan losses	1,338	1,018	4,305	3,879
Noninterest income	127	188	795	656
Noninterest expense	1,060	977	3,963	3,821
Income before income taxes	405	229	1,137	714
Income tax expense	76	50	193	143
Net income	$329	$179	$944	$571

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page 20

Figure– Rate Volume Analysis

	Three Months Ended December 31, 2022 vs. 2021			Year Ended September 30, 2022 vs. 2021
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Total Increase (Decrease)	Volume	Rate	Total Increase (Decrease)

	(In thousands)
Interest-earning assets:
Loans	$42	$108	$150	$176	$(197)	$(21)
Taxable securities	6	21	27	29	(22)	7
Tax exempt-securities	12	4	16	30	1	31
Interest-earning deposits and other	(3)	98	95	(6)	123	117
Total interest-earning assets	57	231	288	229	(95)	134

Interest-bearing liabilities:
Interest-bearing demand deposits	-	(1)	(1)	1	(2)	(1)
Savings deposits	1	-	1	5	(7)	(2)
Certificates of deposit	(9)	(6)	(15)	(40)	(87)	(127)
Total interest-bearing deposits	(8)	(7)	(15)	(34)	(96)	(130)
Federal Home Loan Bank Advances	(2)	-	(2)	(9)	2	(7)
Total interest-bearing liabilities	(10)	(7)	(17)	(43)	(94)	(137)

Change in net interest income	$67	$238	$305	$272	$(1)	$271

Source: Offering Prospectus

Conversion Valuation Appraisal Report	Page 21

Legal proceedings

As of December 31, 2022, the Bank was not party to any pending legal proceedings that management believes would have a material adverse effect on the Bank’s financial condition, results of operations or cash flows.

subsidiaries

The Bank does not have any subsidiaries.

Conversion Valuation Appraisal Report	Page 22

2. Market Area Analysis

The following tables provide deposit and demographic data for the counties in which the Bank has branches.

Figure– Deposit Market Share

Mercer Savings Bank | Deposit Market Share
Market Share Data*

			2022		2021
Institution (ST)	2022 Rank	2021 Rank	Number of Branches	Total Deposits In Market ($000)	Total Market Share (%)	Total Deposits In Market ($000)	Total Market Share (%)
Mercer, OH
Peoples Holding Co. (OH)	1	1	6	580,320	34.36	545,822	33.51
St Henry Bancorp Inc (OH)	2	3	3	350,665	20.76	308,909	18.96
First Financial Bancorp. (OH)	3	2	3	344,841	20.42	352,725	21.65
Mercer SB (OH)	4	5	3	111,656	6.61	106,661	6.55
Park National Corp. (OH)	5	4	2	106,749	6.32	121,622	7.47
Citizens Bancshares Inc. (OH)	6	6	1	83,234	4.93	86,817	5.33
OSB Bancorp Inc. (OH)	7	7	1	57,299	3.39	55,047	3.38
JPMorgan Chase & Co. (NY)	8	8	1	52,066	3.08	49,195	3.02
Woodforest Financial Group (TX)	9	9	1	2,018	0.12	2,073	0.13
Total For Institutions In Market			21	1,688,848		1,628,871
Darke, OH
Greenville National Bancorp (OH)	1	1	7	463,342	28.67	437,034	28.63
Park National Corp. (OH)	2	2	5	350,225	21.67	314,358	20.59
Greenville Fed Finl Corp (OH)	3	3	2	174,441	10.79	172,769	11.32
OSB Bancorp Inc. (OH)	4	4	2	154,748	9.58	146,086	9.57
FSB Financial Corp (OH)	5	5	3	137,166	8.49	125,510	8.22
JPMorgan Chase & Co. (NY)	6	6	1	73,648	4.56	70,953	4.65
Fifth Third Bancorp (OH)	7	7	1	61,259	3.79	67,419	4.42
First Financial Bancorp. (OH)	8	8	1	60,070	3.72	56,793	3.72
U.S. Bancorp (MN)	9	9	1	54,772	3.39	53,810	3.53
Versailles Financial Corp (OH)	10	10	1	51,279	3.17	47,089	3.08
Mercer SB (OH)	11	11	1	27,221	1.68	26,820	1.76
Total For Institutions In Market			26	1,616,097		1,526,436

*The market share data displayed is for Mercer Savings Bank

Source: S&P Global

Conversion Valuation Appraisal Report	Page 23

Figure– County Demographics

Mercer Savings Bank | Market Demographics (Mercer Savings Bank)

					Percent of	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
Ohio (OH)
Mercer	4	3	111,656	6.61	80.40	80.40	42,451	4.01	0.64	76,032	11.60
Darke	11	1	27,221	1.68	19.60	19.60	51,332	(3.07)	(1.01)	64,462	9.95
OH Totals		4	138,877		100.00	100.00	93,783
Weighted Average: Ohio Franchise								2.62	0.32	73,764	11.27

Source: S&P Global

3. Comparisons with Publicly Traded Thrifts

INTRODUCTION

This section presents an analysis of the Bank’s operations against a selected group (“Comparable Group”) of publicly traded, fully converted thrifts. The Comparable Group was selected based upon similarity of characteristics to the Bank. The Comparable Group multiples provide the basis for the valuation of the Bank.

Factors that influence the Bank’s value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, and recent operating results can be measured against the Comparable Group. The Comparable Group’s current market pricing, coupled with the appropriate aggregate adjustment for differences between the Bank and the Comparable Group, will then be utilized as the basis for the pro forma valuation of the Bank’s to-be-issued common stock.

SELECTION CRITERIA

The goal of the selection criteria process is to find those institutions with characteristics that most closely match those of the Bank. In an ideal world, all of the Comparable Group would contain the exact characteristics of the Bank. However, none of the Comparables selected will be exact clones of the Bank.

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly traded savings institutions whose common stock is either listed on the NYSE or NASDAQ, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Institutions that are not listed on the NYSE or NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks are typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or merger of equals.

Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of locally- or regionally-based institutions with comparable resources, strategies and financial characteristics. There are approximately 38 publicly-traded savings institutions nationally and, thus, it is typically the case that the Peer Group will be comprised of institutions with relatively comparable characteristics. To the extent that differences exist between the converting institution and the Peer Group, valuation adjustments will be applied to account for the differences.

Conversion Valuation Appraisal Report	Page 24

Since Mercer will be a full public company upon completion of the offering, we considered only full public companies to be viable candidates for inclusion in the Peer Group. From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Mercer. In the selection process, we applied the following “screen” to the universe of all public companies that were eligible for consideration:

Next in the screening process, FinPro selected all fully converted thrifts located in the Midwest, Northeast and Mid-Atlantic Regions. This resulted in 26 organizations.

FinPro excluded institutions that have recently converted, as the earnings of newly converted institutions do not reflect a full year’s benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward, respectively. As such, one institution was excluded that converted after January 1, 2022, was eliminated.

Of the remaining 25, FinPro then eliminated 13 of the institutions with assets in excess of $2.25 billion as these entities have greater financial and managerial resources and a broader branch network.

FinPro eliminated one minority focused institution.

This results in a total of 12 Comparables. FinPro reviewed the recent performance and news releases of these companies and determined that all eleven were acceptable Comparables.

Figure– Comparable Group

Corporate

Company Name	Ticker	Exchange	IPO Date	Number of Offices	City	State
1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	BCOW	NASDAQCM	1/8/2019	6	Greenfield	WI
Blue Foundry Bancorp (NASDAQGS:BLFY)	BLFY	NASDAQGS	7/15/2021	20	Rutherford	NJ
Finward Bancorp (NASDAQCM:FNWD)	FNWD	NASDAQCM		30	Munster	IN
First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	FSEA	NASDAQCM	7/16/2019	5	Dover	NH
Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	GBNY	NASDAQCM	7/10/2006	10	Seneca Falls	NY
HMN Financial, Inc. (NASDAQGM:HMNF)	HMNF	NASDAQGM	6/30/1994	14	Rochester	MN
Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	MSVB	NASDAQCM	4/8/1998	3	Salem	IN
Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	NECB	NASDAQCM	7/5/2006	12	White Plains	NY
PB Bankshares, Inc. (NASDAQCM:PBBK)	PBBK	NASDAQCM	7/14/2021	4	Coatesville	PA
Provident Bancorp, Inc. (NASDAQCM:PVBC)	PVBC	NASDAQCM	7/15/2015	7	Amesbury	MA
Waterstone Financial, Inc. (NASDAQGS:WSBF)	WSBF	NASDAQGS	10/4/2005	16	Wauwatosa	WI
William Penn Bancorporation (NASDAQCM:WMPN)	WMPN	NASDAQCM	4/15/2008	13	Bristol	PA

25% Percentile:				6
Median:				11
75% Percentile:				15

Source: S&P Global

List below provides a list of the institutions that were eliminated and included by the Comparable screens.

Conversion Valuation Appraisal Report	Page 25

Figure– List of all Publicly-traded Savings Institutions

Entity Name	Exchange	Merger Target or MOE Participant?	U.S. Region	Total Assets (Reported)	Total Assets (Reported)	Industry Classification	IPO Date MM/dd/yyyy	Reason eliminated
				FQ42022	FQ32022
1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	NASDAQCM	No	MW	NA	529,317	Savings Institutions	01/08/2019	In Comperable Group
Axos Financial, Inc. (NYSE:AX)	NYSE	No	WE	17,401,165	16,080,950	Savings Institutions	03/14/2005	Out of region
Blue Foundry Bancorp (NASDAQGS:BLFY)	NASDAQGS	No	MA	2,043,338	2,011,918	Savings Institutions	07/15/2021	In Comperable Group
Broadway Financial Corporation (NASDAQCM:BYFC)	NASDAQCM	No	WE	1,184,293	1,169,634	Savings Institutions	01/08/1996	Out of region
Capitol Federal Financial, Inc. (NASDAQGS:CFFN)	NASDAQGS	No	MW	9,624,897	9,476,053	Savings Institutions	03/31/1999	Asset Size
Carver Bancorp, Inc. (NASDAQCM:CARV)	NASDAQCM	No	MA	735,314	722,810	Savings Institutions	10/24/1994	Minority Focus
Cullman Bancorp, Inc. (NASDAQCM:CULL)	NASDAQCM	No	SE	NA	406,081	Savings Institutions	10/08/2009	Out of region
Finward Bancorp (NASDAQCM:FNWD)	NASDAQCM	No	MW	2,070,339	2,052,986	Savings Institutions		In Comperable Group
First Northwest Bancorp (NASDAQGM:FNWB)	NASDAQGM	No	WE	2,042,070	2,091,441	Savings Institutions	01/29/2015	Out of region
First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	NASDAQCM	No	NE	NA	523,801	Savings Institutions	07/16/2019	In Comperable Group
FS Bancorp, Inc. (NASDAQCM:FSBW)	NASDAQCM	No	WE	2,632,898	2,652,138	Savings Institutions	07/09/2012	Out of region
Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	NASDAQCM	No	MA	NA	373,612	Savings Institutions	07/10/2006	In Comperable Group
Hingham Institution for Savings (NASDAQGM:HIFS)	NASDAQGM	No	NE	4,193,799	4,062,114	Savings Institutions	12/13/1988	Asset Size
HMN Financial, Inc. (NASDAQGM:HMNF)	NASDAQGM	No	MW	1,096,202	1,047,793	Savings Institutions	06/30/1994	In Comperable Group
Home Federal Bancorp, Inc. of Louisiana (NASDAQCM:HFBL)	NASDAQCM	No	SW	590,480	574,597	Savings Institutions	01/18/2005	Out of region
Kearny Financial Corp. (NASDAQGS:KRNY)	NASDAQGS	No	MA	7,719,883	7,389,891	Savings Institutions	02/23/2005	Asset Size
Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	NASDAQCM	No	MW	269,218	264,548	Savings Institutions	04/08/1998	In Comperable Group
New York Community Bancorp, Inc. (NYSE:NYCB)	NYSE	No	MA	90,144,000	62,956,000	Savings Institutions	11/23/1993	Asset Size
Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	NASDAQCM	No	MA	1,425,037	1,284,905	Savings Institutions	07/05/2006	In Comperable Group
Northfield Bancorp, Inc. (Staten Island, NY) (NASDAQGS:NFBK)	NASDAQGS	No	MA	5,601,293	5,669,595	Savings Institutions	11/07/2007	Asset Size
NSTS Bancorp, Inc. (NASDAQCM:NSTS)	NASDAQCM	No	MW	NA	268,178	Savings Institutions	01/18/2022	Recent Conversion
OP Bancorp (NASDAQGM:OPBK)	NASDAQGM	No	WE	2,094,293	2,029,575	Savings Institutions	03/27/2018	Out of region
PB Bankshares, Inc. (NASDAQCM:PBBK)	NASDAQCM	No	MA	NA	376,739	Savings Institutions	07/14/2021	In Comperable Group
Ponce Financial Group, Inc. (NASDAQGM:PDLB)	NASDAQGM	No	MA	2,311,989	2,192,402	Savings Institutions	09/29/2017	Asset Size
Provident Bancorp, Inc. (NASDAQCM:PVBC)	NASDAQCM	No	NE	1,636,381	1,773,684	Savings Institutions	07/15/2015	In Comperable Group
Provident Financial Services, Inc. (NYSE:PFS)	NYSE	No	MA	13,783,436	13,603,846	Savings Institutions	01/15/2003	Asset Size
Riverview Bancorp, Inc. (NASDAQGS:RVSB)	NASDAQGS	No	WE	1,740,096	1,683,076	Savings Institutions	10/26/1993	Out of region
Southern Missouri Bancorp, Inc. (NASDAQGM:SMBC)	NASDAQGM	No	MW	3,214,782	3,264,018	Savings Institutions	04/13/1994	Asset Size
Sterling Bancorp, Inc. (Southfield, MI) (NASDAQCM:SBT)	NASDAQCM	No	MW	2,444,735	2,447,904	Savings Institutions	11/16/2017	Asset Size
TC Bancshares, Inc. (NASDAQCM:TCBC)	NASDAQCM	No	SE	NA	406,223	Savings Institutions	07/20/2021	Out of region
Territorial Bancorp Inc. (NASDAQGS:TBNK)	NASDAQGS	No	WE	2,168,754	2,164,823	Savings Institutions	07/10/2009	Out of region
Third Coast Bancshares, Inc. (NASDAQGS:TCBX)	NASDAQGS	No	SW	3,773,148	3,516,845	Savings Institutions	11/08/2021	Out of region
Timberland Bancorp, Inc. (NASDAQGM:TSBK)	NASDAQGM	No	WE	1,860,508	1,887,795	Savings Institutions	01/12/1998	Out of region
TrustCo Bank Corp NY (NASDAQGS:TRST)	NASDAQGS	No	MA	6,000,052	6,079,494	Savings Institutions		Asset Size
Waterstone Financial, Inc. (NASDAQGS:WSBF)	NASDAQGS	No	MW	2,031,672	1,975,051	Savings Institutions	10/04/2005	In Comperable Group
Western New England Bancorp, Inc. (NASDAQGS:WNEB)	NASDAQGS	No	NE	2,553,150	2,578,825	Savings Institutions	12/27/2001	Asset Size
William Penn Bancorporation (NASDAQCM:WMPN)	NASDAQCM	No	MA	879,952	868,981	Savings Institutions	04/15/2008	In Comperable Group
WSFS Financial Corporation (NASDAQGS:WSFS)	NASDAQGS	No	MA	19,914,755	19,985,387	Savings Institutions	11/26/1986	Asset Size

Source: S&P Global

Conversion Valuation Appraisal Report	Page 26

Overview of the Comparables

The members of the Comparable Group were reviewed against the Bank to ensure comparability based upon the following criteria:

1.            Asset size

2.            Profitability

3.            Capital Level

4.            Balance Sheet Mix

5.            Operating Strategy

6.            Date of conversion

1.	Asset Size: The Comparable Group should have a similar asset size to the Bank. The Comparable Group ranged in size from $264.5 million to $2.1 billion in total assets with a median of $983.6 million. The Bank’s asset size was $147.0 million as of December 31, 2022. On a pro forma basis, the Bank’s assets are projected to grow to approximately $157.7 million at the midpoint of the estimated value range. Due to the smaller size Mercer Savings Bank, there is a lack of similar size peers to be able to compare to.

2.	Profitability: The Comparable Group had a median ROAA of 0.44% and a median ROAE of 3.20% for the last twelve months. The Comparable Group profitability measures had a dispersion about the mean for the ROAA measure ranging from a low of (1.24)% to a high of 1.95%, while the ROAE measure ranged from a low of (9.26)% to a high of 10.47%. The Bank had a ROAA of 0.73% and a ROAE of 8.0% for the twelve months ended December 31, 2022.

3.	Capital Level: The Comparable Group had a median equity to assets ratio of 12.26% with a high of 20.58% and a low of 6.59%. On December 31, 2022, the Bank had an equity to assets ratio of 9.85%. The increase in the Bank’s pro forma equity ratio will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage. At the same time, the Bank’s higher pro forma equity ratio will depress return on equity. Both the Bank’s pro forma equity and the Peer Group's equity ratios reflected surpluses with respect to the regulatory capital requirements. On a pro forma basis, the Bank’s regulatory surpluses will be higher than the Peer Group figures after the conversion.

4.	Balance Sheet Mix: At December 31, 2022, the Bank had a net loan to asset ratio of 81.57%. The median loan to asset ratio for the Comparables was 74.94%, ranging from a low of 56.89% to a high of 88.25%. On the liability side, the Bank’s deposit to asset ratio was 87.45% at December 31, 2022 while the Comparable median was 76.58%, ranging from 59.02% to 89.58%. The Bank’s borrowing to asset ratio of 2.04% is below the Comparable median of 9.39%.

5.	Operating Strategy: An institution’s operating characteristics are important because they determine future performance. Operational strategy also affects expected rates of return and investors’ general perception of the quality, risk and attractiveness of a given company. Specific operating characteristics include profitability, balance sheet growth, asset quality, capitalization and non-financial factors such as management strategies and lines of business.

Conversion Valuation Appraisal Report	Page 27

6.	Date of Conversion Recent conversions, those completed on or after January 1, 2022, were excluded since the earnings of a newly converted institution do not reflect the reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.

Based on the above analysis, FinPro concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Bank. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

Conversion Valuation Appraisal Report	Page 28

Conversion Valuation Appraisal Report

4. Market Value Determination

MARKET VALUE ADJUSTMENTS

The estimated pro forma market value of the Bank, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments are made from potential investors’ viewpoint and are adjustments necessary when comparing the Bank to the Comparable Group. The adjustment factors are subjectively weighed using the appraiser’s knowledge and expertise and an aggregate adjustment is determined. Potential investors include depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

There are numerous criteria on which the market value adjustments are based. The major criteria utilized for purposes of this report include:

Adjustments Relative to the Comparable Group:

•	Financial Condition

•	Balance Sheet Growth

•	Earnings Quality, Predictability and Growth

•	Market Area

•	Cash Dividends

•	Liquidity of the Issue

•	Recent Regulatory Matters

Adjustments for Other Factors:

•	Management

•	Subscription Interest

To ascertain the market value of the Bank, the median trading multiple values for the Comparable Group are utilized as the starting point. The adjustment, up or down, to the Comparable Group median multiple values is made based on the comparison of the Bank to the Comparable Group.

Conversion Valuation Appraisal Report	Page 29

Financial Condition

The balance sheet strength of an institution is an important market value determinant, as the investment community considers such factors as cash liquidity, capitalization, asset composition, funding mix, intangible levels and interest rate risk in assessing the attractiveness of investing in the common stock of a thrift. The following figures summarize the key financial elements of the Bank measured against the Comparable Group.

Figure– Key Balance Sheet Data

	Balance Sheet Composition & Liquidity
	Total Assets	Gross Loans HFI/ Total Assets	Deposits/ Assets	Gross Loans HFI/ Deposits	Debt and Borrowings/ Assets	Nonint. Bearing Deposits/ Total Deposits
Company Name	($000s)	(%)	(%)	(%)	(%)	(%)
1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	529,317	67.62	71.66	94.36	10.76	28.81
Blue Foundry Bancorp (NASDAQGS:BLFY)	2,043,338	75.62	63.08	119.88	16.53	34.82
Finward Bancorp (NASDAQCM:FNWD)	2,070,339	73.11	85.74	85.27	6.54	20.23
First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	523,801	75.56	73.84	102.33	15.87	23.14
Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	373,612	78.69	82.52	95.35	6.45	18.71
HMN Financial, Inc. (NASDAQGM:HMNF)	1,096,202	71.83	89.58	80.18	-	NA
Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	264,548	54.48	76.29	71.41	11.72	13.66
Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	1,425,037	85.45	78.73	108.53	1.68	33.54
PB Bankshares, Inc. (NASDAQCM:PBBK)	376,739	81.00	76.88	105.37	10.78	8.23
Provident Bancorp, Inc. (NASDAQCM:PVBC)	1,636,381	88.25	78.20	112.86	8.01	40.66
Waterstone Financial, Inc. (NASDAQGS:WSBF)	2,031,672	74.33	59.02	125.95	19.04	NA
William Penn Bancorporation (NASDAQCM:WMPN)	870,944	56.89	70.66	80.51	7.86	10.83

25% Percentile:	487,036	70.77	71.41	84.08	6.52	14.92
Median:	983,573	74.94	76.58	98.84	9.39	21.68
75% Percentile:	1,735,204	79.26	79.68	109.61	12.76	32.36

Mercer Savings Bank	146,987	81.57	87.45	93.28	2.04	12.66

(1) Borrowings (ex. Sub Debt/TruPs) + Brokered & Listing Service Deposits as a % of Total Deposits and Borrowings

Data is: LTM (Last 12 Months)

Source: S&P Global, Offering Circular and FinPro Computations

Asset Size – The Bank, at $147.0 million, is significantly smaller than each Bank in the comparable group. The Comparable Group median is larger than the assets of the Bank, with median assets of $983.6 million. At the pro forma midpoint of the offering range, the Bank is expected to have assets of $157.7 million.

Conversion Valuation Appraisal Report	Page 30

Asset Composition – The Bank’s gross loans to assets ratio of 81.57% is above the Comparable Group median of 74.94%. The Bank has a lower level of cash, securities, and other assets as a percentage of assets compared to the Comparable Group.

Funding Mix – The Bank’s deposits to asset ratio of 87.45% is above the Comparable Group median of 76.58%. Gross loans to deposit ratio of the Bank is below peers. The Bank utilizes a lower level of borrowings and debt compared to the Comparable Group. The Bank funds itself through deposits, 87.45% of assets, and borrowings, 2.04% of assets. The Comparable Group has a deposit to assets ratio of 76.58% and a debt and borrowings to asset ratio of 9.39%. Lastly, the Bank has a lower amount of non-interest bearing deposits as a percentage of total deposits, 12.66%, compared to the Comparable Group median of 21.68%.

Interest Rate Risk - The Bank’s interest rate risk position is illustrated discussed previously. The Bank’s profile appears to be within acceptable regulatory parameters. No similar data is available for the Comparable Group.

Figure– Capital Data

	Capitalization
	Equity/ Assets	Tangible Equity/ Tangible Assets	Tangible Common Equity/ Tangible Assets	Tier 1 Leverage Ratio	Tier 1 Risk Based Ratio	Risk Based Capital Ratio
Company Name	(%)	(%)	(%)	(%)	(%)	(%)
1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	14.34	14.34	14.34	NA	NA	17.46
Blue Foundry Bancorp (NASDAQGS:BLFY)	19.27	19.24	19.24	NA	NA	21.90
Finward Bancorp (NASDAQCM:FNWD)	6.59	5.34	5.34	7.70	11.20	12.06
First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	9.11	9.11	9.11	NA	NA	16.37
Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	10.08	9.71	9.71	NA	NA	14.71
HMN Financial, Inc. (NASDAQGM:HMNF)	8.88	8.81	8.81	NA	NA	12.65
Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	11.65	11.65	11.65	15.38	NA	NA
Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	18.39	18.38	18.38	NA	NA	13.50
PB Bankshares, Inc. (NASDAQCM:PBBK)	11.84	11.84	11.84	NA	NA	NA
Provident Bancorp, Inc. (NASDAQCM:PVBC)	12.68	12.68	12.68	NA	NA	12.62
Waterstone Financial, Inc. (NASDAQGS:WSBF)	18.24	18.21	18.21	19.45	23.29	24.36
William Penn Bancorporation (NASDAQCM:WMPN)	20.58	20.08	20.08	NA	NA	NA

25% Percentile:	9.84	9.56	9.56	11.54	14.22	12.65
Median:	12.26	12.26	12.26	15.38	17.25	14.71
75% Percentile:	18.27	18.25	18.25	17.42	20.27	17.46

Mercer Savings Bank	9.85	9.85	9.85	10.13	15.78	16.78

Source: S&P Global, Offering Circular and FinPro Computations

Conversion Valuation Appraisal Report	Page 31

Capitalization - The Comparable Group’s median equity to assets ratio of 12.26% is above the Bank’s ratio of 9.85%. The Bank’s pro forma Tier 1 Leverage ratio is projected to increase at the midpoint of the valuation range. The Bank currently operates with a tangible equity/assets ratio which is below the Comparable Group’s median on a pre-conversion basis. However, following the stock offering, the Bank’s holding company’s pro forma capital position will exceed the Comparable Group’s figures by a material amount. In summary, FinPro concluded that capital strength was a positive factor in our adjustment for financial condition.

Intangible Levels - An important factor influencing market values is the level of intangibles that an institution carries on its books. Seven of the Comparables have intangible assets. The Bank does not have any intangible assets.

Conversion Valuation Appraisal Report	Page 32

The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans, Real Estate Owned (“REO”) and levels of Allowance for Loan and Lease Losses (“ALLL”) in assessing the attractiveness of investing in the common stock of an institution.

Figure– Asset Quality Data

	Asset Quality
	Adjusted Texas Ratio	NPA & Loans 90+ PD/ Tangible Equity + LLR	Texas Ratio	Nonaccrual Loans/ Loans	NPLs/ Loans	NPAs/ Assets	NPA ex. Performing TDRs/ Total Assets	LLR/ Gross Loans	NCOs/ Avg Loans
Company Name	(%)(1,2)	(%)	(%)(2)	(%)	(%)	(%)	(%)	(%)	(%)
1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	1.87	NA	1.28	0.21	0.33	NA	NA	0.89	(0.04)
Blue Foundry Bancorp (NASDAQGS:BLFY)	3.18	NA	2.83	0.50	NA	NA	0.38	0.87	-
Finward Bancorp (NASDAQCM:FNWD)	9.46	11.41	8.65	NA	NA	0.66	0.53	NA	0.03
First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	0.01	NA	0.21	0.00	NA	NA	0.00	0.91	-
Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	16.12	16.03	11.77	1.22	2.07	1.65	0.98	0.79	(0.01)
HMN Financial, Inc. (NASDAQGM:HMNF)	2.34	NA	2.07	0.24	NA	NA	0.17	1.30	0.01
Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	4.33	5.19	2.20	0.59	1.10	0.64	0.36	1.15	(0.02)
Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	0.64	NA	0.64	-	NA	NA	0.10	0.45	0.02
PB Bankshares, Inc. (NASDAQCM:PBBK)	3.98	3.91	2.62	0.44	0.62	0.50	0.36	1.24	0.12
Provident Bancorp, Inc. (NASDAQCM:PVBC)	12.33	NA	5.53	0.38	NA	NA	0.71	1.94	3.26
Waterstone Financial, Inc. (NASDAQGS:WSBF)	1.15	NA	1.31	NA	NA	NA	NA	1.08	(0.04)
William Penn Bancorporation (NASDAQCM:WMPN)	3.28	2.73	3.00	0.86	0.97	0.56	0.49	0.67	0.05

25% Percentile:	1.69	3.91	1.30	0.22	0.62	0.56	0.22	0.83	(0.01)
Median:	3.23	5.19	2.41	0.41	0.97	0.64	0.37	0.91	0.01
75% Percentile:	5.61	11.41	3.63	0.57	1.10	0.66	0.52	1.19	0.04

Mercer Savings Bank	2.80	2.80	2.80	0.36	0.36	0.29	0.29	0.80	0.02

Data is: LTM (Last 12 Months)
(1) Note: NPLs and NPAs include TDRs unless otherwise stated and Adjusted = Adjusted for FDIC Loss Share coverage
(2) Texas Ratio is defined as NPA ex. Performing TDRs / Tangible Equity + LLR; Adjusted Texas Ratio includes Performing TDRs into calculation

Source: S&P Global, Offering Circular and FinPro Computations

The Bank’s level of nonperforming loans (“NPL”) to total loans, at 0.36%, is below the Comparable Group median at 0.97%. The Bank had a nonperforming asset to assets ratio of 0.29%, which is below the Comparable median of 0.64%. The Bank’s reserve level, 0.80% of total loans, is below the Comparable median of 0.91% of loans. The Bank’s level of charge offs to average loans is inline with that of the Comparable Group.

Conversion Valuation Appraisal Report	Page 33

The Bank’s asset mix is weaker than the Comparable Group’s, primarily a result of a smaller balance sheet. The Bank has a higher level of deposits and a lower level of borrowings as a percentage of assets relative to the Comparable Group. The Bank has lower capital levels, but at the midpoint of the range will have higher capital levels. The Bank has a lower level of NPLs and NPAs, but the Bank’s reserve levels as a percentage of loans are below the Comparable levels. Taken collectively, a downward adjustment is warranted for financial condition.

Conversion Valuation Appraisal Report	Page 34

Balance Sheet Growth

The Bank’s assets, loan and deposits have grown slower than the Comparable Group. The Bank experienced deposit runoff and subsequent asset declines, relative to growth for the Comparable Group.

Figure– Growth Rate Data

	Growth Rates
	Asset Growth Rate	Loan Growth Rate	Deposit Growth Rate
Company Name	(%)	(%)	(%)
1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	0.53	10.69	(0.76)
Blue Foundry Bancorp (NASDAQGS:BLFY)	6.56	20.00	1.66
Finward Bancorp (NASDAQCM:FNWD)	27.69	55.93	23.81
First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	6.04	6.05	(0.70)
Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	1.76	9.44	1.32
HMN Financial, Inc. (NASDAQGM:HMNF)	2.55	18.17	4.48
Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	5.74	17.71	3.59
Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	15.45	24.27	17.39
PB Bankshares, Inc. (NASDAQCM:PBBK)	23.38	20.81	15.28
Provident Bancorp, Inc. (NASDAQCM:PVBC)	(5.22)	(2.17)	(12.29)
Waterstone Financial, Inc. (NASDAQGS:WSBF)	(8.28)	8.09	(2.65)
William Penn Bancorporation (NASDAQCM:WMPN)	4.49	7.64	4.03

25% Percentile:	1.45	7.98	(0.72)
Median:	5.12	14.20	2.63
75% Percentile:	8.78	20.20	7.18

Mercer Savings Bank	(2.54)	5.02	(2.38)

Data is: LTM (Last 12 Months)

Source: S&P Global, Offering Circular and FinPro Computations

Growth Rate - The Comparable Group’s median and 25% percentile growth rates for assets, loans and deposits are all above the growth rates of the Bank.

The Bank had lower levels of growth compared to the Comparable group and experienced deposit runoff compared to growth by the peers. Taken collectively, a strong downward adjustment is warranted.

Conversion Valuation Appraisal Report	Page 35

Earnings Quality, Predictability and Growth

The earnings quality, predictability and growth are critical components in the establishment of market values for thrifts. Thrift earnings are primarily a function of:

•	net interest income

•	loan loss provision

•	non-interest income

•	non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Investors are focusing on earnings sustainability as interest rate volatility has caused a wide variation in income levels. With the intense competition for both assets and deposits, banks cannot easily replace lost spread and margin with balance sheet growth.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on interest income.

Conversion Valuation Appraisal Report	Page 36

The Bank’s net income has trended upward between the twelve months ended December 31, 2022, and December 31, 2021. The increase is predominately attributable to higher net interest income, which was a function of both higher interest income and lower interest expense. During this time frame noninterest expense rose from $3.8 million for the twelve months ended December 31, 2021, to $4.1 million for the twelve months ended December 31, 2022.

The net income for the three months ended December 31, 2022, was $149 thousand above the net income for the three months ended December 31, 2021. The growth in net income is attributable to a $143 thousand increase in net interest income. These changes were partially offset by lower noninterest income and lower noninterest expenses.

Figure– Income Statement Data

Key Financial Highlights
Summary Income Statement ($000's)									Growth
Mercer Savings Bank	2021Q1	2021Q2	2021Q3	2021Q4	2022Q1	2022Q2	2022Q3	2022Q4	Quarterly	Annual
Interest Income: Loans & Leases	1,128	1,097	1,089	1,102	1,083	1,089	1,170	1,247	77	145
Interest Income: Investments & Other	29	31	32	33	34	95	111	172	61	139
Total Interest Income	1,157	1,128	1,121	1,135	1,117	1,184	1,281	1,419	138	284
Interest Expense: Deposits	94	90	76	63	59	56	54	49	-5	-14
Interest Expense: Borrowings & Other	10	9	9	9	9	7	7	7	0	-2
Total Interest Expense	104	99	85	72	68	63	61	56	-5	-16
Net Interest Income	1,053	1,029	1,036	1,063	1,049	1,121	1,220	1,363	143	300
Provisions for Credit Losses	60	45	16	15	10	1	0	0	0	-15
NII Noninterest Income: Fiduciary Activities	0	0	0	0	0	0	0	0	0	0
NII Service Charges on Deposit Accounts	25	23	28	28	25	28	30	28	-2	0
NII Net Servicing Fees	2	-1	8	18	12	10	9	10	1	-8
NII Net Securitization Income	0	0	0	0	0	0	0	0	0	0
NII Inv Banking, Advisory & Underwriting Fees	0	0	0	0	0	0	0	0	0	0
NII Insurance Related	0	1	1	-1	0	0	1	0	-1	1
NII Net Gain on Sale of Loans and Leases	0	2	0	37	4	13	-1	0	1	-37
NII Net Gain on Sale Other	-34	-4	0	0	0	0	0	0	0	0
NII Other Noninterest Income	65	75	75	70	68	76	245	72	-173	2
Realized Gain on Securities	0	0	0	0	0	0	0	-8	-8	-8
Total Noninterest Income	58	96	112	152	109	127	284	110	-174	-42
NIE: Salary & Benefits	456	459	473	498	498	506	521	530	9	32
NIE: Premises & Fixed Assets	102	81	83	88	93	80	91	116	25	28
NIE: Amort of Intang & Goodwill Impairment	0	0	0	0	0	0	0	8	8	8
NIE:Other Noninterest Expense	372	378	400	384	384	367	452	414	-38	30
Total Noninterest Expense	930	918	956	970	975	953	1,064	1,060	-4	90
Net Income before Tax & Extra	121	162	176	230	173	294	440	405	-35	175
Income Taxes	28	37	39	50	20	51	46	76	30	26
Net Income before Extra	93	125	137	180	153	243	394	329	-65	149
Extraordinary Items-Net	0	0	0	0	0	0	0	0	0	0
Net Income	93	125	137	180	153	243	394	329	-65	149

Source: S&P Global, Call Reports and FinPro Computations

Conversion Valuation Appraisal Report	Page 37

The Bank’s ROAA and ROAE are above the Comparable Group median. The Bank’s higher capitalization following the offering is expected to reduce return on equity for the near term. On a pro forma basis, the Bank’s ROAA and core ROAE are projected to be 0.82% and 5.24%, respectively.

The Bank yield on earning assets is below the Comparable Group median. Additionally, the Bank’s cost of funds is below all comparable group peers.

The Bank’s efficiency ratio of 75.00% is below the Comparable median of 77.33%.

On a forward-looking basis, after the conversion the Bank’s operating expenses are expected to rise as a result of the stock benefit plans and additional costs of being a public company. At the same time, the Bank will have additional capital to deploy and leverage.

Figure– Income Statement Data

	Overall Profitability		Components of Profitability
	ROAA	ROAE	Yield on Earning Assets	Cost of Funds	Net Interest Margin (FTE)	Noninterest Income/ Avg Assets	Noninterest Expense/ Avg Assets	Efficiency Ratio (FTE)
Company Name	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	(0.08)	(0.52)	3.06	0.45	2.78	0.44	2.75	90.15
Blue Foundry Bancorp (NASDAQGS:BLFY)	0.12	0.58	3.28	0.71	2.74	0.07	2.55	93.18
Finward Bancorp (NASDAQCM:FNWD)	0.74	10.47	4.00	0.23	3.56	0.51	3.01	77.33
First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	0.29	2.58	3.27	0.39	2.99	0.28	2.90	87.96
Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	0.42	3.74	3.91	0.58	3.51	0.51	3.09	85.77
HMN Financial, Inc. (NASDAQGM:HMNF)	0.75	7.03	3.30	0.21	3.10	0.72	2.50	66.98
Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	0.72	4.69	3.31	0.44	2.98	0.41	2.31	66.50
Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	1.95	9.60	6.00	0.83	5.37	0.29	2.39	44.01
PB Bankshares, Inc. (NASDAQCM:PBBK)	0.35	2.66	3.56	0.92	2.96	0.41	2.23	67.15
Provident Bancorp, Inc. (NASDAQCM:PVBC)	(1.24)	(9.26)	4.87	0.30	4.65	0.34	3.02	64.05
Waterstone Financial, Inc. (NASDAQGS:WSBF)	0.96	4.88	3.70	0.81	3.11	5.12	6.75	NA
William Penn Bancorporation (NASDAQCM:WMPN)	0.46	2.05	3.59	0.52	3.09	0.28	2.40	77.70

25% Percentile:	0.25	1.68	3.29	0.37	2.98	0.29	2.40	66.74
Median:	0.44	3.20	3.57	0.49	3.10	0.41	2.65	77.33
75% Percentile:	0.74	5.42	3.93	0.74	3.52	0.51	3.01	86.87

Mercer Savings Bank	0.73	8.00	3.38	0.17	3.22	0.41	2.66	75.00

Source: S&P Global, Call Reports and FinPro Computations

Conversion Valuation Appraisal Report	Page 38

The Bank is more profitable than the Comparables on a ROAA and ROAE basis. After the conversion, the Bank is expected to have a lower ROAE. The Bank’s earnings composition is generally better or inline with the Comparable Group as the Bank has a higher net margin and inline level of noninterest income and noninterest expense. Taken collectively, no adjustment is warranted for this factor.

Conversion Valuation Appraisal Report	Page 39

Market area

The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. The location of an institution will have an impact on the trading value of an institution, as many analysts compare the pricing of institutions relative to a state or regional multiples in investor presentations.

The following figure compares the demographic for the market areas serviced by the Bank, to the demographics of the Comparable Group members.

Figure– Market Demographics

	Market Demographics
	2023 Median Household Income	Projected Annualized Change in Median HHI ('23- '28)
Company Name	($)	(%)
1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	72,136	12.04
Blue Foundry Bancorp (NASDAQGS:BLFY)	116,292	11.58
Finward Bancorp (NASDAQCM:FNWD)	69,481	11.66
First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	83,978	11.55
Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	67,026	13.03
HMN Financial, Inc. (NASDAQGM:HMNF)	84,332	14.94
Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	61,256	11.17
Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	100,598	13.30
PB Bankshares, Inc. (NASDAQCM:PBBK)	NA	NA
Provident Bancorp, Inc. (NASDAQCM:PVBC)	97,434	15.06
Waterstone Financial, Inc. (NASDAQGS:WSBF)	72,632	11.91
William Penn Bancorporation (NASDAQCM:WMPN)	88,378	11.93

25% Percentile:	70,809	11.62
Median:	83,978	11.93
75% Percentile:	92,906	13.16

Mercer Savings Bank	73,764	11.27

Source: S&P Global, Call Reports and FinPro Computations

Conversion Valuation Appraisal Report	Page 40

Figure– Market Demographics For Comparables

Mercer Savings Bank | Market Demographics (Mercer Savings Bank)

					Percent	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	of State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
Ohio (OH)
Mercer	4	3	111,656	6.61	80.40	80.40	42,451	4.01	0.64	76,032	11.60
Darke	11	1	27,221	1.68	19.60	19.60	51,332	(3.07)	(1.01)	64,462	9.95
OH Totals		4	138,877		100.00	100.00	93,783
Weighted Average: Ohio Franchise								2.62	0.32	73,764	11.27

1895 Bancorp of Wisconsin, Inc. | Market Demographics (1895 Bancorp of Wisconsin, Inc.)

					Percent	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	of State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
Wisconsin (WI)
Milwaukee	15	3	276,871	0.42	68.08	68.08	924,278	(2.47)	(1.12)	59,776	12.68
Waukesha	27	2	88,400	0.51	21.74	21.74	410,596	5.31	1.66	100,234	11.77
Ozaukee	12	1	41,421	1.22	10.18	10.18	93,143	7.81	2.55	94,790	9.97
WI Totals		6	406,692		100.00	100.00	1,428,017
Weighted Average: Wisconsin Franchise								0.27	(0.14)	72,136	12.20

Blue Foundry Bancorp | Market Demographics (Blue Foundry Bancorp)

					Percent	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	of State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
New Jersey (NJ)
Bergen	15	11	1,113,223	1.58	78.54	78.54	958,976	5.92	1.50	118,275	11.79
Morris	20	5	182,384	0.58	12.87	12.87	512,633	4.14	1.44	128,691	10.52
Passaic	16	1	70,932	0.33	5.00	5.00	519,751	3.69	0.41	83,801	11.41
Essex	29	1	45,034	0.15	3.18	3.18	863,569	10.16	1.84	72,194	11.31
Hudson	26	2	5,855	0.01	0.41	0.41	711,498	12.18	0.89	85,825	10.72
NJ Totals		20	1,417,428		100.00	100.00	3,566,427
Weighted Average: New Jersey Franchise								5.74	1.44	116,292	11.59

Finward Bancorp | Market Demographics (Finward Bancorp)

					Percent	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	of State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
Illinois (IL)
Cook	32	13	663,265	0.15	93.69	34.58	5,165,243	(0.57)	(1.22)	76,354	14.17
DuPage	39	1	44,691	0.08	6.31	2.33	924,736	0.85	(0.21)	103,897	8.25
IL Totals		14	707,956		100.00	36.91	6,089,979
Weighted Average: Illinois Franchise								(0.48)	(1.15)	78,093	13.79
Indiana (IN)
Lake	4	15	1,159,693	8.40	95.85	60.47	498,070	0.42	0.48	63,729	10.20
Porter	9	1	50,215	1.18	4.15	2.62	175,287	6.66	2.23	80,921	10.82
IN Totals		16	1,209,908		100.00	63.09	673,357
Weighted Average: Indiana Franchise								0.68	0.56	64,443	10.23

First Seacoast Bancorp, Inc. | Market Demographics (First Seacoast Bancorp, Inc.)

					Percent	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	of State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
New Hampshire (NH)
Strafford	3	4	345,588	14.00	86.36	86.36	133,404	8.35	3.02	80,894	11.45
Rockingham	19	1	54,581	0.46	13.64	13.64	319,300	8.15	2.82	103,502	12.08
NH Totals		5	400,169		100.00	100.00	452,704
Weighted Average: New Hampshire Franchise								8.32	3.00	83,978	11.53

Conversion Valuation Appraisal Report	Page 41

Generations Bancorp NY, Inc. | Market Demographics (Generations Bancorp NY, Inc.)

					Percent	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	of State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
New York (NY)
Seneca	3	3	145,000	20.74	45.18	45.18	33,368	(5.34)	(1.60)	63,907	10.62
Cayuga	10	3	66,551	4.21	20.74	20.74	75,087	(6.17)	(1.89)	68,267	16.79
Ontario	9	3	55,111	1.57	17.17	17.17	112,745	4.46	0.92	76,935	15.73
Orleans	4	1	54,290	10.48	16.92	16.92	39,699	(7.42)	(2.16)	63,774	11.25
NY Totals		10	320,952		100.00	100.00	260,899
Weighted Average: New York Franchise								(4.18)	(1.32)	67,026	12.88

HMN Financial, Inc. | Market Demographics (HMN Financial, Inc.)

					Percent	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	of State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
Iowa (IA)
Marshall	7	1	75,170	5.33	100.00	7.57	39,691	(2.35)	(0.60)	68,357	9.91
IA Totals		1	75,170		100.00	7.57	39,691
Weighted Average: Iowa Franchise								(2.35)	(0.60)	68,357	9.91
Minnesota (MN)
Olmsted	5	4	414,643	7.19	47.74	41.77	165,766	14.91	3.76	93,603	18.11
Fillmore	5	1	82,515	11.08	9.50	8.31	21,288	2.02	1.13	74,282	10.63
Freeborn	6	1	81,130	9.53	9.34	8.17	30,636	(1.98)	(0.23)	66,764	14.35
Mower	5	1	78,105	8.89	8.99	7.87	40,221	2.70	1.36	62,210	7.47
Dodge	2	1	73,711	19.69	8.49	7.42	21,014	4.61	1.78	97,623	17.53
Dakota	28	1	45,107	0.43	5.19	4.54	447,187	12.20	3.36	98,990	12.75
Houston	4	1	37,593	8.26	4.33	3.79	18,715	(1.64)	(0.06)	69,487	9.27
Winona	7	1	31,569	2.17	3.63	3.18	49,301	(4.20)	(0.54)	71,242	12.73
Steele	11	1	24,238	2.45	2.79	2.44	37,397	2.24	0.95	79,815	12.50
MN Totals		12	868,611		100.00	87.49	831,525
Weighted Average: Minnesota Franchise								8.23	2.33	84,818	15.03
Wisconsin (WI)
Waukesha	30	1	48,995	0.28	100.00	4.94	410,596	5.31	1.66	100,234	11.77
WI Totals		1	48,995		100.00	4.94	410,596
Weighted Average: Wisconsin Franchise								5.31	1.66	100,234	11.77

Mid-Southern Bancorp, Inc. | Market Demographics (Mid-Southern Bancorp, Inc.)

					Percent	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	of State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
Indiana (IN)
Washington	1	1	109,501	27.78	53.23	53.23	28,037	(0.80)	0.04	60,080	10.19
Orange	3	1	57,107	18.62	27.76	27.76	19,795	(0.23)	0.24	59,072	11.28
Lawrence	6	1	39,124	8.44	19.02	19.02	44,847	(2.79)	(0.18)	67,735	13.44
IN Totals		3	205,732		100.00	100.00	92,679
Weighted Average: Indiana Franchise								(1.02)	0.06	61,256	11.11

Northeast Community Bancorp, Inc. | Market Demographics (Northeast Community Bancorp, Inc.)

					Percent	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	of State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
Massachusetts (MA)
Norfolk	36	1	58,373	0.15	51.08	6.27	730,687	8.92	2.10	118,738	12.06
Essex	32	1	34,456	0.10	30.15	3.70	814,620	9.62	2.15	94,724	15.94
Middlesex	45	1	21,448	0.03	18.77	2.30	1,628,018	8.31	1.46	121,029	15.27
MA Totals		3	114,277		100.00	12.28	3,173,325
Weighted Average: Massachusetts Franchise								9.02	2.00	111,927	13.83
New York (NY)
Rockland	9	2	278,169	1.87	34.07	29.89	341,891	9.69	2.14	109,483	11.97
Orange	11	2	196,565	1.83	24.08	21.12	407,445	9.29	2.38	95,921	16.00
Westchester	23	1	152,883	0.23	18.73	16.43	1,001,569	5.53	0.74	114,960	14.37
Bronx	19	1	94,637	0.53	11.59	10.17	1,427,704	3.08	(0.69)	45,729	11.92
New York	68	2	93,788	0.01	11.49	10.08	1,605,752	1.25	(0.48)	102,325	10.33
Sullivan	9	1	376	0.02	0.05	0.04	79,819	2.93	1.51	68,397	16.24
NY Totals		9	816,418		100.00	87.72	4,864,180
Weighted Average: New York Franchise								7.08	1.31	99,012	13.20

PB Bankshares, Inc. | Market Demographics (PB Bankshares, Inc.)

					Percent	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	of State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
Pennsylvania (PA)
Chester	18	2	186,343	1.00	60.30	60.30	543,020	8.85	2.40	115,534	14.26
Lancaster	18	2	122,670	0.76	39.70	39.70	557,393	7.31	1.72	74,803	11.53
PA Totals		4	309,013		100.00	100.00	1,100,413
Weighted Average: Pennsylvania Franchise								8.24	2.13	99,365	13.17

Conversion Valuation Appraisal Report	Page 42

Provident Bancorp, Inc. | Market Demographics (Provident Bancorp, Inc.)

					Percent	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	of State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
Massachusetts (MA)
Essex	12	3	708,190	2.11	100.00	48.61	814,620	9.62	2.15	94,724	15.94
MA Totals		3	708,190		100.00	48.61	814,620
Weighted Average: Massachusetts Franchise								9.62	2.15	94,724	15.94
New Hampshire (NH)
Hillsborough	7	1	400,657	2.29	53.51	27.50	426,530	6.45	2.12	96,951	16.29
Rockingham	9	3	348,089	2.96	46.49	23.89	319,300	8.15	2.82	103,502	12.08
NH Totals		4	748,746		100.00	51.39	745,830
Weighted Average: New Hampshire Franchise								7.24	2.44	99,997	14.34

Waterstone Financial, Inc. | Market Demographics (Waterstone Financial, Inc.)

					Percent	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	of State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
Wisconsin (WI)
Milwaukee	9	11	842,694	1.28	65.12	65.12	924,278	(2.47)	(1.12)	59,776	12.68
Waukesha	13	4	342,480	1.98	26.47	26.47	410,596	5.31	1.66	100,234	11.77
Washington	11	1	108,814	3.03	8.41	8.41	137,656	4.37	1.39	85,324	8.29
WI Totals		16	1,293,988		100.00	100.00	1,472,530
Weighted Average: Wisconsin Franchise								0.16	(0.17)	72,632	12.07

William Penn Bancorporation | Market Demographics (William Penn Bancorporation)

					Percent	Percent of	2023	2010-2023	2023-2028	2023	2023-2028
County	Market Rank	Number of Branches	Deposits In Market ($000)	Deposit Market Share (%)	of State Franchise (%)	National Franchise (%)	Total Population (Actual)	Population Change (%)	Projected Population Change (%)	Median Household Income ($)	Projected HH Income Change (%)
New Jersey (NJ)
Camden	16	2	116,094	0.75	55.99	17.83	524,296	2.06	0.82	83,038	15.19
Burlington	19	1	46,768	0.29	22.55	7.18	465,549	3.76	1.46	100,592	14.59
Mercer	21	1	44,491	0.19	21.46	6.83	387,838	5.82	1.30	91,384	11.90
NJ Totals		4	207,353		100.00	31.84	1,377,683
Weighted Average: New Jersey Franchise								3.25	1.07	88,788	14.35
Pennsylvania (PA)
Bucks	16	7	322,960	1.20	72.77	49.60	647,873	3.62	0.83	102,052	10.56
Philadelphia	21	2	120,865	0.18	27.23	18.56	1,581,552	3.64	(0.19)	51,139	12.15
PA Totals		9	443,825		100.00	68.16	2,229,425
Weighted Average: Pennsylvania Franchise								3.63	0.55	88,187	10.99

Source: S&P Global

The Bank’s market area has grown and is projected to continue to grow at a generally inline rate with the Comparable Group’s markets. Household income levels are lower in the Bank’s markets and are projected to grow at a similar rate with the Comparables. Based upon these factors, a moderate downward adjustment is warranted for market area.

Conversion Valuation Appraisal Report	Page 43

Cash Dividends

Currently, most conversions are not establishing a dividend policy concurrent with the conversion. Historical issues have been fully or oversubscribing without the need for the additional enticement of dividends. After the conversion is another issue, however. Pressures on ROAE and on internal rates of return to investors prompted the industry toward cash dividends. This trend is exacerbated by the lack of growth in the market. Typically, when institutions are in a growth mode, they issue stock dividends or do not declare a dividend. When growth is stunted, these institutions shift toward reducing equity levels and thus utilize cash dividends as a tool in managing equity. Recent tax code changes have made cash dividends more attractive to investors.

Figure– Dividends

	Dividends
	Quarterly Dividends Per Share	LTM Dividends Per Share	LTM Dividend Payout Ratio	Dividend Yield
Company Name	($)	($)	(%)	(%)
1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	NA	-	NA	NA
Blue Foundry Bancorp (NASDAQGS:BLFY)	NA	-	NM	NA
Finward Bancorp (NASDAQCM:FNWD)	0.31	1.24	34.35	3.41
First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	NA	-	NM	NA
Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	NA	-	NM	NA
HMN Financial, Inc. (NASDAQGM:HMNF)	0.06	0.24	13.11	1.09
Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	0.06	0.20	29.41	1.84
Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	0.06	0.42	26.58	1.50
PB Bankshares, Inc. (NASDAQCM:PBBK)	NA	-	NM	NA
Provident Bancorp, Inc. (NASDAQCM:PVBC)	0.04	0.08	NM	-
Waterstone Financial, Inc. (NASDAQGS:WSBF)	0.20	0.80	89.89	4.99
William Penn Bancorporation (NASDAQCM:WMPN)	0.03	0.12	40.00	1.01

25% Percentile:	0.05	-	27.29	1.05
Median:	0.06	0.10	31.88	1.50
75% Percentile:	0.13	0.29	38.59	2.62

Source: S&P Global, Call Reports and FinPro Computations

Seven of the twelve Comparable institutions had declared cash dividends. The median dividend payout ratio for the Comparable Group was 31.88%. Currently, the Bank does not pay a cash dividend as is a mutual bank.

The Bank, on a pro forma basis (at the mid point of the value range) will have an tier one leverage ratio of 12.53%. The Bank will have adequate capital and profits to pay cash dividends.

As such, no adjustment is warranted for this factor.

Conversion Valuation Appraisal Report	Page 44

Recent Regulatory Matters

Regulatory matters influence the market for thrift conversions. The Bank will operate in substantially the same regulatory environment as the Comparable Group.

The Bank is subject to comprehensive regulation and examination by the ODFI, the chartering authority, and the FDIC, the primary federal regulator.

As such, no adjustment for this factor is warranted.

Conversion Valuation Appraisal Report	Page 45

5. Other Factors

Management

In February 2022, the Bank hired the current President and Chief Executive Officer, Barry Parmiter, who has 25 years of experience in community bank leadership in Ohio. Since that time, the board of directors and management have conducted an extensive review of our business strategy, operations, and information technology systems and other third-party service providers. In July 2022, consistent with the Bank’s strategy to implement an indirect automobile lending program, the Bank hired a Senior Vice President of Indirect Lending. The Bank is currently seeking to hire a new Senior Vice President of Lending.

The Bank has developed a good management team with considerable banking experience. The Bank’s organizational chart is reasonable for an institution of its size and complexity. The Board is active and oversees and advises on all key strategic and policy decisions and holds the management to high performance standards.

As such, no adjustment appears to be warranted for this factor.

Conversion Valuation Appraisal Report	Page 46

Liquidity of the shares

The Peer Group is by definition composed of companies that are traded in the public markets. All of the Peer Group companies trade on NASDAQ. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $33.3 million to $345.8 million as of February 17, 2023, with a median market value of $125.2 million.

Mercer Bancorp is a newly formed company and has never issued capital stock. Mercer Savings Bank, as a mutual institution, is not authorized to issue capital stock. Mercer Bancorp expects that that its common stock will be quoted on the OTCQB Market operated by OTC Markets Group upon the completion of the conversion and stock offering. However, following completion of the conversion, if the Company meets Nasdaq listing requirements, it will use best efforts to obtain approval for our shares of common stock to trade on the Nasdaq Stock Market.

Overall, we anticipate that the Bank’s stock will have a lower level of trading liquidity as the Peer Group companies on average and, therefore, we concluded that a downward was necessary for this factor.

Figure– Market Pricing and Valuation

Size / Regional Peers	Market Pricing and Valuation
	Date of Closing Price	Market Cap.	Price/ MRQ Core EPS	Price/ LTM Core EPS	Price/ Tangible Book	Tangible Premium/ Core Deposits	LTM Dividend Payout Ratio	Dividend Yield	Avg Daily Volume	Avg Daily Volume
Company Name	($)	($mil)	(x)	(x)	(%)	(%)	(%)	(%)	(Three Month)	(One Year)
1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	2/17/2023	64.5	61.7	NA	81.7	-3.3	NA	NA	3,656	7,283
Blue Foundry Bancorp (NASDAQGS:BLFY)	2/17/2023	333.7	149.6	133.6	83.8	NA	NM	NA	62,305	69,841
Finward Bancorp (NASDAQCM:FNWD)	2/17/2023	156.9	7.4	7.9	143.7	NA	34.3	3.4	5,990	5,136
First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	2/17/2023	52.2	26.8	35.4	109.2	NA	NM	NA	26,363	13,189
Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	2/17/2023	25.7	18.7	15.3	71.3	-4.2	NM	NA	1,129	2,281
HMN Financial, Inc. (NASDAQGM:HMNF)	2/17/2023	94.9	NA	NA	101.9	NA	13.1	1.1	2,547	3,410
Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	2/17/2023	35.4	17.2	19.2	121.8	2.5	29.4	1.8	891	1,943
Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	2/17/2023	235.3	7.1	9.5	97.8	NA	26.6	1.5	67,558	41,461
PB Bankshares, Inc. (NASDAQCM:PBBK)	2/17/2023	33.3	19.4	24.5	81.0	NA	NM	NA	2,453	3,402
Provident Bancorp, Inc. (NASDAQCM:PVBC)	2/17/2023	170.3	15.3	NM	83.5	NA	NM	0.0	162,799	67,050
Waterstone Financial, Inc. (NASDAQGS:WSBF)	2/17/2023	345.8	100.1	18.3	96.0	-2.7	89.9	5.0	67,173	81,288
William Penn Bancorporation (NASDAQCM:WMPN)	2/17/2023	155.4	48.0	36.7	96.7	NA	40.0	1.0	28,164	23,970

25% Percentile:		48.0	16.3	15.3	83.1	-3.5	27.3	1.1	2,524	3,408
Median:		125.2	19.4	19.2	96.4	-3.0	31.9	1.5	16,177	10,236
75% Percentile:		186.5	54.9	35.4	103.7	-1.4	38.6	2.6	63,522	47,858

Conversion Valuation Appraisal Report	Page 47

marketing of the issuance

Three separate markets exist for thrift stocks: (1) the after-market for public companies, both fully-converted stock companies and MHC’s, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a publicly-held Bank and stock trading history; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Bank’s to-be-issue stock.

The Public Market- The value of publicly traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues, and stock market conditions in general.

The New Issue Market- In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank’s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book ("P/B") ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio often reflects a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

The Acquisition Market- Also considered in the valuation was the potential impact on the Banks holding company’s stock price of recently completed and pending acquisitions of other savings institutions operating in the region. There have been numerous bank and thrift acquisitions completed over the past number of years. To the extent that acquisition speculation may impact the Bank’s offering, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Bank’s market and, thus, are subject to the same type of acquisition speculation that may influence Bank’s stock. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in the Bank’s stock would tend to be less compared to the stocks of the Peer Group companies.

Conversion Valuation Appraisal Report	Page 48

In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for thrift conversions and the Bank acquisition market for thrift stocks. Overall, volatile market conditions coupled with the prospect of projected reduction in the number of rate increases by the Federal Reserve have led to unusual market volatility. Taking these factors and trends into account, FinPro concluded that a slight downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

Conversion Valuation Appraisal Report	Page 49

Valuation Adjustments

Relative to the Comparables the following adjustments need to be made to the Bank’s pro forma market value.

Valuation Factor	Valuation Adjustment
Financial Condition	Downward

Balance Sheet Growth	Strong Downward

Earnings Quality, Predictability and Growth	No Adjustment

Market Area	Moderate Downward

Dividends	No Adjustment

Liquidity of the Issue	Downward

Recent Regulatory Matters	No Adjustment

Additionally, the following adjustments should be made to the Bank’s market value.

Valuation Factor	Valuation Adjustment
Management	No Adjustment

Marketing of the Issuance	No Adjustment

Conversion Valuation Appraisal Report	Page 50

6. Valuation

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, three key pricing multiples were considered. The three multiples include:

Price to core earnings (“P/E”)

Price to book value (“P/B”) / Price to tangible book value (“P/TB”)

Price to assets (“P/A”)

All of the approaches were calculated on a pro forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented.

Discussion of Weight Given to Valuation Multiples

To ascertain the pro forma estimated market value of the Bank, the market multiples for the Comparable Group were utilized. As a secondary check, all publicly traded thrifts, Mid-west regional thrifts and recent (2017 to date) conversions along with historical standard conversions were assessed. The data for the Comparable Group, all publicly traded thrifts, and historical offerings are showing on the following pages.

Figure–Comparable Group Market Pricing and Valuation

Size / Regional Peers	Market Pricing and Valuation
	Date of Closing Price	Market Cap.	Price/ MRQ Core EPS	Price/ LTM Core EPS	Price/ Tangible Book	Tangible Premium/ Core Deposits	LTM Dividend Payout Ratio	Dividend Yield	Avg Daily Volume	Avg Daily Volume
Company Name	($)	($mil)	(x)	(x)	(%)	(%)	(%)	(%)	(Three Month)	(One Year)
1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	2/17/2023	64.5	61.7	NA	81.7	-3.3	NA	NA	3,656	7,283
Blue Foundry Bancorp (NASDAQGS:BLFY)	2/17/2023	333.7	149.6	133.6	83.8	NA	NM	NA	62,305	69,841
Finward Bancorp (NASDAQCM:FNWD)	2/17/2023	156.9	7.4	7.9	143.7	NA	34.3	3.4	5,990	5,136
First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	2/17/2023	52.2	26.8	35.4	109.2	NA	NM	NA	26,363	13,189
Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	2/17/2023	25.7	18.7	15.3	71.3	-4.2	NM	NA	1,129	2,281
HMN Financial, Inc. (NASDAQGM:HMNF)	2/17/2023	94.9	NA	NA	101.9	NA	13.1	1.1	2,547	3,410
Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	2/17/2023	35.4	17.2	19.2	121.8	2.5	29.4	1.8	891	1,943
Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	2/17/2023	235.3	7.1	9.5	97.8	NA	26.6	1.5	67,558	41,461
PB Bankshares, Inc. (NASDAQCM:PBBK)	2/17/2023	33.3	19.4	24.5	81.0	NA	NM	NA	2,453	3,402
Provident Bancorp, Inc. (NASDAQCM:PVBC)	2/17/2023	170.3	15.3	NM	83.5	NA	NM	0.0	162,799	67,050
Waterstone Financial, Inc. (NASDAQGS:WSBF)	2/17/2023	345.8	100.1	18.3	96.0	-2.7	89.9	5.0	67,173	81,288
William Penn Bancorporation (NASDAQCM:WMPN)	2/17/2023	155.4	48.0	36.7	96.7	NA	40.0	1.0	28,164	23,970

25% Percentile:		48.0	16.3	15.3	83.1	-3.5	27.3	1.1	2,524	3,408
Median:		125.2	19.4	19.2	96.4	-3.0	31.9	1.5	16,177	10,236
75% Percentile:		186.5	54.9	35.4	103.7	-1.4	38.6	2.6	63,522	47,858

Conversion Valuation Appraisal Report	Page 51

Figure–All Publicly Traded Thrifts Market Pricing and Valuation

		Market Pricing and Valuation
		Date of Closing Price	Market Cap.	Price/ MRQ EPS	Price/ LTM EPS	Price/ Tangible Book	Tangible Premium/ Core Deposits	LTM Dividend Payout Ratio	Dividend Yield	Price Change Since IPO	Price/ Assets (%)	Avg Weekly Volume/ Shares Out	Avg Weekly Volume/ Shares Out	Avg Daily Volume	Avg Daily Volume
	Company Name	($)	($mil)	(x)	(x)	(%)	(%)	(%)	(%)	(%)	(%)	(Three Month)	(One Year)	(Three Month)	(One Year)
1	1895 Bancorp of Wisconsin, Inc. (NASDAQCM:BCOW)	2/17/2023	64.5	124.5	NA	81.7	-3.3	NA	NA	NA	12.2	0.28	0.56	3,656	7,283
2	Axos Financial, Inc. (NYSE:AX)	2/17/2023	3014.4	9.3	11.7	184.9	NA	NM	NA	0.0	12.2	2.49	2.75	298,988	329,533
3	Blue Foundry Bancorp (NASDAQGS:BLFY)	2/17/2023	333.7	149.6	133.0	83.8	NA	NM	NA	29.0	17.3	1.12	1.25	62,305	69,841
4	Broadway Financial Corporation (NASDAQCM:BYFC)	2/17/2023	100.3	16.4	16.4	95.7	NA	NA	0.0	124.1	NA	1.01	1.76	96,924	169,139
5	Capitol Federal Financial, Inc. (NASDAQGS:CFFN)	2/17/2023	1140.5	17.9	14.8	111.8	NA	126.7	4.0	120.0	11.9	2.76	2.48	730,853	657,996
6	Carver Bancorp, Inc. (NASDAQCM:CARV)	2/17/2023	19.6	NM	NM	100.9	NA	NM	0.0	-23.4	2.6	2.32	10.59	19,623	89,475
7	Cullman Bancorp, Inc. (NASDAQCM:CULL)	2/17/2023	86.7	22.5	22.1	88.0	-5.1	22.6	1.0	NA	19.4	0.14	0.28	2,075	4,190
8	Finward Bancorp (NASDAQCM:FNWD)	2/17/2023	156.9	9.8	10.1	143.7	NA	34.3	3.4	NA	7.5	0.70	0.60	5,990	5,136
9	First Northwest Bancorp (NASDAQGM:FNWB)	2/17/2023	137.8	5.7	8.9	91.6	NA	16.4	1.9	21.8	7.3	0.61	0.66	11,175	11,955
10	First Seacoast Bancorp, Inc. (NASDAQCM:FSEA)	2/17/2023	52.2	26.8	34.4	109.2	NA	NM	NA	NA	12.0	NA	NA	26,363	13,189
11	FS Bancorp, Inc. (NASDAQCM:FSBW)	2/17/2023	279.5	9.5	9.9	125.6	2.9	25.7	2.7	0.1	9.8	1.39	1.92	21,098	29,076
12	Generations Bancorp NY, Inc. (NASDAQCM:GBNY)	2/17/2023	25.7	20.9	16.2	71.3	-4.2	NM	NA	NA	7.0	0.24	0.48	1,129	2,281
13	Hingham Institution for Savings (NASDAQGM:HIFS)	2/17/2023	627.3	13.4	17.1	162.5	13.3	17.8	0.9	NA	14.1	1.76	1.12	7,552	4,812
14	HMN Financial, Inc. (NASDAQGM:HMNF)	2/17/2023	94.9	9.8	12.0	101.9	NA	13.1	1.1	93.1	8.7	0.29	0.39	2,547	3,410
15	Home Federal Bancorp, Inc. of Louisiana (NASDAQCM:HFBL)	2/17/2023	59.9	9.1	11.4	128.1	NA	26.3	2.4	-17.8	9.3	0.14	0.40	857	2,385
16	Kearny Financial Corp. (NASDAQGS:KRNY)	2/17/2023	651.1	83.6	14.3	103.1	NA	62.9	4.5	57.2	8.3	1.87	2.33	242,737	303,797
17	Mid-Southern Bancorp, Inc. (NASDAQCM:MSVB)	2/17/2023	35.4	17.2	19.2	121.8	2.5	29.4	1.8	NA	14.5	0.16	0.36	891	1,943
18	New York Community Bancorp, Inc. (NYSE:NYCB)	2/17/2023	6396.6	7.8	7.5	114.1	NA	40.5	7.2	3355.7	6.5	7.17	6.24	9,763,143	8,499,882
19	Northeast Community Bancorp, Inc. (NASDAQCM:NECB)	2/17/2023	235.3	7.4	10.1	97.8	NA	26.6	1.5	NA	16.8	2.29	1.40	67,558	41,461
20	Northfield Bancorp, Inc. (Staten Island, NY) (NASDAQGS:NFBK)	2/17/2023	703.1	12.0	11.2	106.5	NA	39.4	3.5	46.6	13.3	1.54	1.41	147,560	134,475
21	NSTS Bancorp, Inc. (NASDAQCM:NSTS)	2/17/2023	57.4	132.9	NA	72.5	-13.8	NA	NA	25.9	21.8	0.59	0.83	6,374	8,942
22	OP Bancorp (NASDAQGM:OPBK)	2/17/2023	175.6	5.6	5.4	103.0	NA	21.5	4.2	8.2	8.1	0.80	1.32	24,441	40,078
23	PB Bankshares, Inc. (NASDAQCM:PBBK)	2/17/2023	33.3	20.6	26.4	81.0	NA	NM	NA	30.8	9.0	0.49	0.67	2,453	3,402
24	Ponce Financial Group, Inc. (NASDAQGM:PDLB)	2/17/2023	213.5	NM	NM	85.7	NA	NM	NA	NA	11.1	1.62	1.43	74,905	66,357
25	Provident Bancorp, Inc. (NASDAQCM:PVBC)	2/17/2023	170.3	15.3	NM	83.5	NA	NM	0.0	NA	7.9	4.69	1.93	162,799	67,050
26	Provident Financial Services, Inc. (NYSE:PFS)	2/17/2023	1799.6	9.1	10.2	158.3	6.6	40.9	4.0	55.0	11.6	2.38	2.45	354,592	364,399
27	Riverview Bancorp, Inc. (NASDAQGS:RVSB)	2/17/2023	153.7	7.4	8.1	123.4	NA	26.7	3.3	NA	10.3	0.53	0.54	22,713	23,059
28	Southern Missouri Bancorp, Inc. (NASDAQGM:SMBC)	2/17/2023	545.1	9.6	10.2	145.9	NA	17.5	1.8	102.5	12.3	1.56	1.37	28,824	25,235
29	Sterling Bancorp, Inc. (Southfield, MI) (NASDAQCM:SBT)	2/17/2023	317.0	NM	78.0	95.8	NA	NM	0.0	1.3	12.7	0.24	0.57	24,288	57,927
30	TC Bancshares, Inc. (NASDAQCM:TCBC)	2/17/2023	73.5	29.3	NA	94.0	-4.1	NA	0.6	21.1	17.2	0.34	0.52	2,998	4,657
31	Territorial Bancorp Inc. (NASDAQGS:TBNK)	2/17/2023	208.0	15.1	13.1	83.5	-3.6	56.7	3.9	49.9	10.0	0.94	0.75	16,543	13,137
32	Third Coast Bancshares, Inc. (NASDAQGS:TCBX)	2/17/2023	259.7	10.9	15.4	87.6	NA	NM	NA	0.0	6.7	1.05	1.83	28,478	49,399
33	Timberland Bancorp, Inc. (NASDAQGM:TSBK)	2/17/2023	286.5	9.7	11.4	138.2	NA	32.2	2.6	190.0	15.3	0.95	0.68	15,588	11,260
34	TrustCo Bank Corp NY (NASDAQGS:TRST)	2/17/2023	704.6	8.4	9.4	117.6	NA	35.9	3.9	NA	11.9	2.22	1.97	84,551	74,947
35	Waterstone Financial, Inc. (NASDAQGS:WSBF)	2/17/2023	345.8	100.1	18.0	96.0	-2.7	89.9	5.0	23.4	18.8	1.51	1.82	67,173	81,288
36	Western New England Bancorp, Inc. (NASDAQGS:WNEB)	2/17/2023	222.8	6.0	8.5	104.4	NA	21.2	2.8	337.7	8.2	1.00	0.71	44,384	31,705
37	William Penn Bancorporation (NASDAQCM:WMPN)	2/17/2023	155.4	37.1	39.6	96.7	NA	40.0	1.0	NA	19.7	1.05	0.89	28,164	23,970
38	WSFS Financial Corporation (NASDAQGS:WSFS)	2/17/2023	3133.0	9.3	14.6	262.6	NA	16.6	1.2	NA	14.0	2.11	2.54	259,758	312,867

	25% Percentile:	2/17/2023	88.8	9.2	10.1	88.9	-4.1	21.4	1.0	6.5	8.3	0.53	0.60	6,669	7,698
	Median:	2/17/2023	210.8	12.0	12.6	102.5	-3.3	28.1	2.4	29.9	11.9	1.05	1.25	25,402	30,391
	75% Percentile:	2/17/2023	495.3	21.7	17.4	123.0	2.7	40.1	3.9	95.5	14.1	1.87	1.92	82,140	79,703

Price to Earnings – According to the Appraisal Guidelines: “When both the converting institution and the comparable companies are recording “normal” earnings, a P/E approach may be the simplest and most direct method of valuation. When earnings are low or negative, however, this approach may not be appropriate and the greater consideration should be given to the P/BV approach.” In this particular case, the Bank’s earnings are “normal”. As a basis for comparison, the price to core earnings was utilized for both the Bank and the Comparable Group to eliminate any nonrecurring items. As such, this approach was considered in this appraisal.

In the pro forma figures for the Bank, FinPro incorporated the impact of SFAS 123, which requires the expensing of stock options. In preparing the fully converted pro forma figures for the Comparable Group, FinPro also incorporated the impact of SFAS 123.

Conversion Valuation Appraisal Report	Page 52

Price to Book/Price to Tangible Book - According to the Appraisal Guidelines: “The P/BV approach works best when the converting institution and the Comparables have a normal amount of book value. The P/BV approach could seriously understate the value of an institution that has almost no book value but has an outstanding future earnings potential. For converting institutions with high net worth, the appraiser may have difficulty in arriving at a pro forma market value because of pressure placed on the P/E multiple as higher P/BV levels are required to reflect a similar P/BV ratio as the peer group average. The P/BV approach also suffers from the use of historical cost accounting data.”

Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B is utilized frequently as the benchmark for market value. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Initially following conversion, FinPro believes that thrifts often trade on a price to tangible book basis.

Price to Assets - According to the Appraisal Guidelines: “This approach remedies the problems of a small base that can occur with the P/BV approach, but the approach has many of the other limitations of the latter approach (the P/BV approach).” FinPro places little weight on this valuation approach due to the lack of consideration of asset and funding mixes and the resulting earnings impact.

Conversion Valuation Appraisal Report	Page 53

Offering Value in Relation to Comparables

Based upon the premiums and discounts defined in the section above, the Bank’s aggregate pro forma market value (excluding the stock foundation) at the midpoint is estimated to be $13,000,000. Based upon a range below and above the midpoint value, the relative values are $11,050,000 at the minimum and $14,950,000 at the maximum, respectively. At the super maximum of the estimated value range, the offering value would be $17,192,500.

At the various levels of the estimated value range, the full offering would result in the following offering data:

Figure - Value Range - Full Offering

	Total Shares	Price	Total
Conclusion	Shares	Per Share	Value
Appraised Value - Midpoint	1,300,000	$10.00	$13,000,000

Range:
- Minimum	1,105,000	$10.00	11,050,000
- Maximum	1,495,000	10.00	14,950,000
- Super Maximum	1,719,250	10.00	17,192,500

Source: FinPro Inc. Pro Forma Model

This equates to the following multiples:

Figure - Value Range Pricing Multiples

		Bank	Comparables		Region		National
			Mean	Median	Mean	Median	Mean	Median
	Min	7.58
Price-Core Earnings Ratio P/E	Mid	8.62	33.40	19.20	23.34	16.42	20.00	11.40
	Max	9.62
	Smax	10.75

	Min	51.41%
Price-to-Book Ratio P/B	Mid	55.83%	94.40%	94.80%	105.59%	101.10%	102.10%	97.70%
	Max	59.67%
	Smax	63.49%

	Min	51.41%
Price-to-Tangible Book Ratio P/TB	Mid	55.83%	97.40%	96.40%	111.18%	101.94%	102.50%	111.90%
	Max	59.67%
	Smax	63.49%

	Min	7.49%
Price-to-Assets Ratio P/A	Mid	8.66%	12.60%	12.09%	13.52%	12.26%	11.80%	11.90%
	Max	9.81%
	Smax	11.09%

Source: FinPro Inc. Pro Forma Model

Conversion Valuation Appraisal Report	Page 54

Figure - Comparable Pricing Multiples to the Bank’s Pro Forma Midpoint

	Price Relative to
	Core Earnings	Book	Tangible Book	Assets
The Bank (at midpoint) Full Conversion	8.62	55.83%	55.83%	8.66%
Comparable Group Median	19.20	94.80%	96.40%	12.09%
(Discount) Premium	-55.10%	-41.11%	-42.09%	-28.40%

Source: FinPro Calculations

Figure above illustrates that at the midpoint of the estimated valuation range the Bank is priced at a 55.10% discount to the Comparable median price to core earnings multiple. On a tangible book basis, the Bank is priced at a -42.09% discount.

Figure - Comparable Pricing Multiples to the Bank’s Pro Forma Super maximum

	Price Relative to
	Core Earnings	Book	Tangible Book	Assets
The Bank (at the supermax) Full Conversion	10.75	63.49%	63.49%	11.09%
Comparable Group Median	19.20	94.80%	96.40%	12.09%
(Discount) Premium	-44.01%	-33.03%	-34.14%	-8.31%

Source: FinPro Calculations

Figure above illustrates that at the super maximum of the estimated valuation range the Bank is priced at a 44.01% discount to the Comparable median price to core earnings multiple. On a tangible book basis, the Bank is priced at a 34.14% discount.

Conversion Valuation Appraisal Report	Page 55

Comparison to Recent Standard Conversions

As a secondary check FinPro reviewed the pro forma pricing multiples of the Bank relative to the other recent standard conversion pro forma pricing multiples.

Figure–Recent Standard Conversion Offerings

			Offering Data						Financial Performance At Offering
Institution Name	State	Trading Symbol	Offering Completion Date	Offering Announcement Date	Net Proceeds $000s	Pro Forma Price/ Earnings (x)	Pro Forma Price/ Book (%)	Pro Forma Price/ Tangible Book (%)	Total Assets $000s	ROAE (%)	Core ROAE (%)	Tangible Equity/ Tangible Assets (%)	NPAs/ Assets (%)
ECB Bancorp, Inc.	MA	ECBK	7/27/2022	3/10/2022	75,794	25.9	59.8	59.8	688,639	5.40	7.11	11.42	NA
VWF Bancorp, Inc.	OH	VWFB	7/13/2022	3/3/2022	15,422	250.0	50.2	50.2	137,048	0.11	1.02	17.62	NA
NSTS Bancorp, Inc.	IL	NSTS	1/18/2022	7/19/2021	44,494	NM	59.7	59.7	259,881	0.19	(0.03)	17.68	0.68
PB Bankshares, Inc.	PA	PBBK	7/14/2021	3/8/2021	23,083	NM	61.7	61.7	281,066	(1.66)	(0.68)	7.76	1.04
TC Bancshares, Inc.	GA	TCBC	7/20/2021	3/5/2021	41,777	NM	59.9	59.9	363,624	2.02	4.22	11.14	NA
Texas Community Bancshares, Inc.	TX	TCBS	7/14/2021	3/3/2021	26,776	86.3	53.2	56.0	316,501	2.27	2.27	9.85	0.53
Catalyst Bancorp, Inc.	LA		10/12/2021	3/12/2021	44,958	NM	55.5	55.5	238,329	(1.38)	NA	21.29	1.92
Systematic Savings Bank	MO		10/13/2020	3/18/2020	5,101	62.5	58.7	58.7	39,995	2.18	2.18	12.64	0.08
Eureka Homestead Bancorp, Inc.	LA	ERKH	7/9/2019	3/1/2019	11,311	44.7	60.6	60.6	98,403	2.32	NA	12.52	0.00
Richmond Mutual Bancorporation, Inc.	IN	RMBI	7/1/2019	2/6/2019	111,240	18.9	74.5	74.5	882,800	6.98	6.94	10.10	0.26
CBM Bancorp, Inc.	MD		9/27/2018	5/23/2018	35,785	41.7	73.5	73.5	184,177	0.95	NA	11.95	0.86
Sidney Federal Savings and Loan Association	NE		7/26/2018	10/17/2017	816	NM	71.0	71.0	16,660	(26.09)	(26.09)	5.66	0.14
Heritage NOLA Bancorp, Inc.	LA	HRGG	7/12/2017	3/7/2017	13,347	NM	72.5	72.5	104,063	NA	NA	9.19	NA
Eagle Financial Bancorp, Inc.	OH	EFBI	7/20/2017	3/3/2017	12,543	10.2	61.7	61.7	119,296	7.68	7.68	11.49	0.96
Community Savings Bancorp, Inc.	OH		1/10/2017	8/25/2016	2,684	6.1	57.3	57.3	53,606	NA	NA	12.43	NA
HV Bancorp, Inc.	PA	HVBC	1/11/2017	7/20/2016	17,899	22.7	70.7	70.7	177,115	8.43	8.29	7.45	0.93

25th Percentile:					12,235	19.8	58.3	58.3	102,648	0.13	0.49	9.69	0.20
Median					20,491	33.8	60.3	60.3	180,646	2.10	2.27	11.46	0.68
Average					30,189	56.9	62.5	62.7	247,575	0.67	1.17	11.89	0.67
75th Percentile:					42,456	58.0	70.8	70.8	289,925	4.63	7.02	12.55	0.94

Figure–Median Pro Forma Price/ TBV Trend

Conversion Valuation Appraisal Report	Page 56

Valuation Conclusion

It is, FinPro’s opinion that as of February 23, 2023, the estimated aggregate pro forma market value of the Bank was $13,000,000 at the midpoint of a range (excluding foundation shares) with a minimum of $11,050,000 to a maximum of $14,950,000 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value or super maximum value is $17,192,500. The stock will be issued at $10.00 per share.

	Pre Foundation
	Appraised Value
Conclusion	Minimum	Midpoint	Maximum	SuperMaximum *
Total Shares	1,105,000	1,300,000	1,495,000	1,719,250
Price per Share	$10	$10	$10	$10
Full Conversion Value	$11,050,000	$13,000,000	$14,950,000	$17,192,500
Conversion Shares	1,105,000	1,300,000	1,495,000	1,719,250
Conversion Percent	100.00%	100.00%	100.00%	100.00%
Gross Proceeds	$11,050,000	$13,000,000	$14,950,000	$17,192,500

*  SuperMaximum is an overallotment option that is 15% above the maximum amount.

The document represents an initial valuation for the Bank. Due to the duration of time that passes between the time this document is compiled and the time the offering closes, numerous factors could lead FinPro to update or revised the appraised value of the Bank. Some factors that could lead FinPro to adjust the appraised value include: (1) changes in the Bank’s operations and financial condition; (2) changes in the market valuation or financial condition of the Comparable Group; (3) changes in the broader market; and (4) changes in the market for thrift conversions. Should there be material changes to any of these factors, FinPro will prepare an appraisal update to appropriately adjust the value of the Bank. At the time of closing, FinPro will prepare a final appraisal to determine if the valuation range is still appropriate and determine the exact valuation amount appropriate for the Bank.

Conversion Valuation Appraisal Report	Page 57

7. Exhibits

Exhibit 1. Pro Forma Regulatory Capital Ratios

			Minimum		Midpoint		Maximum		Adj. Maximum
	Historical		1,105,000		1,300,000		1,495,000		1,719,250
	$	%	$	%	$	%	$	%	$	%
GAAP Capital	$14,526	9.9%	$17,790	11.9%	$18,531	12.3%	$19,272	12.8%	$20,125	13.3%

Tier 1 Leverage Capital	$15,181	10.2%	$18,445	12.1%	$19,186	12.5%	$19,927	12.9%	$20,780	13.4%
Tier 1 Leverage Requirement	$7,473	5.0%	$7,637	5.0%	$7,674	5.0%	$7,711	5.0%	$7,753	5.0%
Excess	$7,708	5.2%	$10,808	7.1%	$11,512	7.5%	$12,216	7.9%	$13,027	8.4%

Tier 1 Risk based	$15,181	15.8%	$18,445	19.1%	$19,186	19.8%	$19,927	20.6%	$20,780	21.4%
Risk-Based Capital Requirement	$7,673	8.0%	$7,725	8.0%	$7,737	8.0%	$7,749	8.0%	$7,762	8.0%
Excess	$7,508	7.8%	$10,720	11.1%	$11,449	11.8%	$12,178	12.6%	$13,018	13.4%

Total Risk-Based Capital	$16,142	16.8%	$19,406	20.1%	$20,147	20.8%	$20,888	21.6%	$21,741	22.4%
Risk-Based Capital Requirement	$9,591	10.0%	$9,656	10.0%	$9,671	10.0%	$9,686	10.0%	$9,703	10.0%
Excess	$6,551	6.8%	$9,750	10.1%	$10,476	10.8%	$11,202	11.6%	$12,038	12.4%

Common Equity Tier 1 Risk-Based	$15,181	15.8%	$18,445	19.1%	$19,186	19.8%	$19,927	20.6%	$20,780	21.4%
Common Equity Tier 1 Risk-Based Requirement	$6,234	6.5%	$6,277	6.5%	$6,286	6.5%	$6,296	6.5%	$6,307	6.5%
Excess	$8,947	9.3%	$12,168	12.6%	$12,900	13.3%	$13,631	14.1%	$14,473	14.9%

Reconcilation of Capital Infused in Mercer Savings Bank:
50% of Net Proceeds			$4,650		$5,625		$6,600		$7,722
Less: ESOP			$-924		$-1,080		$-1,236		$-1,415
Less: MRP			$-462		$-540		$-618		$-708
Pro Forma Increase			$3,264		$4,005		$4,746		$5,599

Conversion Valuation Appraisal Report	Page 58

Exhibit 2. Pro Forma Analysis Sheet

		Company Pro Forma Based Upon Sale at $10.00 Per Share
		1,105,000	1,300,000	1,495,000	1,719,250
		Shares	Shares	Shares	Shares
		(Minimum of	(Midpoint of	(Maximum of	(15% above Max of
	Bank	Estimated	Estimated	Estimated	Estimated
	Historical	Price Range)	Price Range)	Price Range)	Price Range)

	(In thousands)
Deposits	$127,699	$127,699	$127,699	$127,699	$127,699
Borrowings	3,000	3,000	3,000	3,000	3,000
Total Deposits and Borrowings	$130,699	$130,699	$130,699	$130,699	$130,699

Stockholders' equity:
Preferred	$-	$-	$-	$-	$-
Common	-	12	14	15	18
APIC	-	9,288	11,236	13,185	15,425
Retained Earnings	15,288	15,288	15,288	15,288	15,288
Net unrealized g/(l) on AFS, net	(763)	(763)	(763)	(763)	(763)
Plus:
Amount of the foundation	-	500	500	500	500
Less:
After Tax Expense of foundation	-	(474)	(474)	(474)	(474)
Less:
CS acquired by old ESOP	-	-	-	-	-
CS acquired by old MRP	-	-	-	-	-
CS to be acquired by ESOP	-	(924)	(1,080)	(1,236)	(1,415)
CS to be acquired by MRP	-	(462)	(540)	(618)	(708)
Total Stockholder's equity	$14,526	$22,465	$24,181	$25,897	$27,871

Total Shares Outstanding		1,105,000	1,300,000	1,495,000	1,719,250
Foundation Shares		50,000	50,000	50,000	50,000

Equity to Assets	9.94%	14.6%	15.5%	16.4%	17.5%
Equity to Tangiable Assets	9.94%	14.6%	15.5%	16.4%	17.5%

Conversion Valuation Appraisal Report	Page 59

Exhibit 3. Pro Forma Analysis Sheet

Valuation Parameters
Prior Twelve Months Ended	Y
Period Ended September 30, 2022		$944	(1)
Pre-Conversion Book Value	B
As of September 30, 2022		$14,056
Pre-Conversion Assets	A
As of September 30, 2022		$152,883
Return on Money	R	3.95	% (2)
Conversion Expenses		$1,750
	X	13.46	% (3)
Proceeds Not Invested		$1,620	(4)
Estimated ESOP Borrowings		$1,080
ESOP Purchases	E	8.00	% (5)
Cost of ESOP Borrowings		$72	(5)
Cost of ESOP Borrowings	S	0.00	% (5)
Amort of ESOP Borrowings	T	15 Years
Amort of MRP Amount	N	5 Years
Estimated MRP Amount		$540	(6)
MRP Purchases	M	4.00%
MRP Expense		$108
Stock Foundation Amount		$500	(7)
Stock Foundation Amount	F	3.85% 0.00%
Foundation Opportunity Cost		$20
Tax Benefit	Z	$105	(8)
Tax Rate	TAX	21.00%
Percentage Sold	PCT	100.00%
Amount to be issued to Public		$13,000	(9)
Earnings Multiple		12

(1) Net income for the 12 months ended September 30, 2022.
(2) Net Return assumes a reinvestment rate of 5.00 percent (the 1 year Treasury at September 30, 2022), and a tax rate of 21%.
(3) Conversion expenses reflect estimated expenses as presented in the offering document.
(4) Includes Stock from ESOP and MRP.
(5) Assumes ESOP is amortized straight line over 15 years.
(6) Assumes MRP is amortized straight line over 5 years.
(7) The Foundation is assumed to be 4% of the gross proceeds.
(8) The after-tax benefit of the Foundation is assumed to be 21% of Foundation.
(9) The amount to be offered to public.

				Pro Forma Calculation
Calculation of Estimated Value (V) at Midpoint Value

3.	V=	P/E*Y	=	$13,000,000
	1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)
2.	V=	P/B*(B+Z)	=	$13,000,000
	1-P/B*PCT*(1-X-E-M-F)
1.	V=	P/A*A	=	$13,000,000
	1-P/A*PCT*(1-X-E-M-F)

The appraisal was performed on a market basis and not on the above formulas.

	Total Shares	Price	Total
Conclusion	Shares	Per Share	Value
Appraised Value - Midpoint	1,300,000	$10.00	$13,000,000

Range:
-Minimum	1,105,000	$10.00	11,050,000
- Maximum	1,495,000	10.00	14,950,000
- Super Maximum	1,719,250	10.00	17,192,500

Conversion Valuation Appraisal Report	Page 60

Exhibit 4. Pro Forma Effect of Conversion

		Pro Forma Effect of Conversion Proceeds
		As of September 30, 2022
		(Dollars in Thousands)
Conversion Proceeds		Minimum	Midpoint	Maximum	SuperMax
Total Shares Offered		1,105,000	1,300,000	1,495,000	1,719,250
Conversion Shares Offered		1,105,000	1,300,000	1,495,000	1,719,250
Price Per Share		$10	$10	$10	$10
Gross Proceeds		$11,050	$13,000	$14,950	$17,193
Plus: Value issued to Foundation	(9)	500	500	500	500
Pro Forma Market Capitalization		11,550	13,500	15,450	17,693
Gross Proceeds		11,050	13,000	14,950	17,193
Less: Est. Conversion Expenses		(1,750)	(1,750)	(1,750)	(1,750)
Net Proceeds		9,300	11,250	13,200	15,443
Less: Cash issued to Foundation		(100)	(100)	(100)	(100)
Less: ESOP Adjustment	(3)	(924)	(1,080)	(1,236)	(1,415)
Less: MRP Adjustment	(3)	(462)	(540)	(618)	(708)
Net Proceeds Reinvested		$7,814	$9,530	$11,246	$13,220
Estimated Incremental Rate of Return		3.95%	3.95%	3.95%	3.95%
Estimated Incremental Return		$309	$376	$444	$522
Less: Cost of ESOP	(4)	-	-	-	-
Less: Amortization of ESOP	(7)	(49)	(57)	(65)	(75)
Less: Option Expense	(10)	(86)	(100)	(115)	(132)
Less: MRP Adjustment	(7)	(73)	(85)	(98)	(112)
Pro Forma Net Income		101	134	166	203
Earnings Before Conversion		1,314	1,314	1,314	1,314
Earnings Excluding Adjustment		1,415	1,448	1,480	1,517
Earnings Adjustment	(6)	-	-	-	-
Earnings After Conversion		$1,415	$1,448	$1,480	$1,517

Conversion Valuation Appraisal Report	Page 61

		Pro Forma Effect of Conversion Proceeds
		As of September 30, 2022
		(Dollars in Thousands)
		Minimum	Midpoint	Maximum	SuperMax
Pro Forma Equity
Equity at September 30, 2022		$14,526	$14,526	$14,526	$14,526
Net Conversion Proceeds		9,300	11,250	13,200	15,443
Plus: Value issued to Foundation		500	500	500	500
Less: After Tax Expense of Foundation		(474)	(474)	(474)	(474)
Less: ESOP Adjustment	(1)	(924)	(1,080)	(1,236)	(1,415)
Less: MRP Adjustment	(2)	(462)	(540)	(618)	(708)
Pro Forma Equity		$22,466	$24,182	$25,898	$27,872
Less: Intangible	(5)	-	-	-	-
Pro Forma Tangible Equity		$22,466	$24,182	$25,898	$27,872
Pro Forma Assets
Total Assets at September 30, 2022		$146,190	$146,190	$146,190	$146,190
Net Conversion Proceeds		9,300	11,250	13,200	15,443
Plus: Value issued to Foundation		500	500	500	500
Less: After Tax Expense of Foundation		(474)	(474)	(474)	(474)
Less: ESOP Adjustment	(1)	(924)	(1,080)	(1,236)	(1,415)
Less: MRP Adjustment	(2)	(462)	(540)	(618)	(708)
Pro-forma Total Assets		154,130	155,846	157,562	159,536
Stockholder's Equity Per Share *
Equity at September 30, 2022		$12.58	$10.76	$9.40	$8.21
Estimated Net Proceeds		8.05	8.33	8.54	8.73
Plus: Value issued to Foundation		0.43	0.37	0.32	0.28
Less: After Tax Expense of Foundation		(0.41)	(0.35)	(0.31)	(0.27)
Less: ESOP Stock		(0.80)	(0.80)	(0.80)	(0.80)
Less: MRP Stock		(0.40)	(0.40)	(0.40)	(0.40)
Pro Forma Equity Per Share *		19.45	17.91	16.76	15.75
Less: Intangible		-	-	-	-
Pro Forma Tangible Equity Per Share *		$19.45	$17.91	$16.76	$15.75

Conversion Valuation Appraisal Report	Page 62

		Pro Forma Effect of Conversion Proceeds
		As of September 30, 2022
		(Dollars in Thousands)
		Minimum	Midpoint	Maximum	SuperMax
Net Earnings Per Share *
Historical Earnings Per Share	(8)	$1.23	$1.05	$0.92	$0.80
Incremental return Per Share	(8)	0.29	0.30	0.31	0.32
ESOP Adjustment Per Share	(8)	(0.05)	(0.05)	(0.05)	(0.05)
Option Expense Per Share	(10)	(0.08)	(0.08)	(0.08)	(0.08)
MRP Adjustment Per Share	(8)	(0.07)	(0.07)	(0.07)	(0.07)
Normalizing Adjustment Per Share		-	-	-	-
Pro Forma Earnings Per Share *	(8)	$1.32	$1.16	$1.04	$0.93

Shares Utilized for EPS		1,068,760	1,249,200	1,429,640	1,637,146
Pro Forma Ratios
Price/EPS without Adjustment		7.58	8.62	9.62	10.75
Price/EPS with Adjustment		7.58	8.62	9.62	10.75
Price/Book Value per Share		51.41%	55.83%	59.67%	63.49%
Price/Tangible Book Value		51.41%	55.83%	59.67%	63.49%
Market Value/Assets		7.49%	8.66%	9.81%	11.09%

* The totals for the per share data are actual figures rounded to two decimals.  The component parts may not add to the total due to rounding.

(1)  ESOP Borrowings are deducted from net worth and assets, and amortized over 15 years.

(2)  MRP Borrowings are omitted from net worth and assets, and amortized over 5 years.

(3)  Consists of ESOP and MRP amortization.

(4)  The ESOP loan is from the Holding Company and therefore, there are no costs.

(5)  Not applicable.

(6)  Not applicable.

(7)  ESOP and MRP are amortized over 15 and 5 years respectively, and tax impacted at 21%.

(8)  All EPS computations are done in accordance with SOP 93-6.

(9)  The Foundation is assumed to be 4% of the gross proceeds.

(10) Assumed option expense in accordance with SFAS No. 123.

Conversion Valuation Appraisal Report	Page 63

Exhibit 5. Comparison of Valuation with and without Foundation

	At the minimum		At the midpoint		At the maximum		At the maximum, as adjusted
	With Foundation	No Foundation	W/Found (1)	No Foundation	With Foundation	No Foundation	With Foundation	No Foundation
Estimated Offering Amount	$11,050	$11,050	$13,000	$13,000	$14,950	$14,950	$17,193	$17,193

Pro forma Market Capitalization	$11,550	$11,050	$13,500	$13,000	$15,450	$14,950	$17,693	$17,193

Total Assets	$154,130	$154,164	$155,846	$155,880	$157,562	$157,596	$159,536	$159,570

Total Liabilities	$131,664	$131,664	$131,664	$131,664	$131,664	$131,664	$131,664	$131,664

Pro forma stockholders Equity	$22,466	$22,500	$24,182	$24,216	$25,898	$25,932	$27,872	$27,906

Pro forma consolidated net earnings	$1,415	$1,430	$1,448	$1,463	$1,480	$1,497	$1,517	$1,534

Pro forma stockholders equity per share	$19.45	$20.36	$17.91	$18.63	$16.76	$17.35	$15.75	$16.23

Pro forma consolidated net earnings per share	$1.32	$1.40	$1.16	$1.22	$1.04	$1.08	$0.93	$0.96

Pro forma pricing ratios

Offering price as a % of pro forma
stockholders equity per share	51.41%	49.12%	55.83%	53.68%	59.67%	57.64%	63.49%	61.61%

Offering price to pro forma
net earnings per share	7.58	7.14	8.62	8.20	9.62	9.26	10.75	10.42

Offering price to assets	7.49%	7.17%	8.66%	8.34%	9.81%	9.49%	11.09%	10.77%

Pro forma Financial Ratios
ROA	0.92%	0.93%	0.93%	0.94%	0.94%	0.95%	0.95%	0.96%
ROE	6.30%	6.36%	5.99%	6.04%	5.71%	5.77%	5.44%	5.50%
Equity to Assets	14.58%	14.59%	15.52%	15.54%	16.44%	16.45%	17.47%	17.49%

Conversion Valuation Appraisal Report	Page 64

Exhibit 6. Use of Proceeds

	1,105,000	% of Gross	1,300,000	Gross	1,495,000	Gross	1,719,250	Gross
Use of Proceeds	Shares	Proceeds	Shares	Proceeds	Shares	Proceeds	Shares	Proceeds
Gross Offering Proceeds	$11,050		$13,000		$14,950		$17,193
Less: Expense	(1,750)		(1,750)		(1,750)		(1,750)
Net Proceeds	9,300	100.0%	11,250	100.0%	13,200	100.0%	15,443	100.0%

Less:
Proceeds to Bank	(4,650)	-50.0%	(5,625)	-50.0%	(6,600)	-50.0%	(7,722)	-50.0%
ESOP	(924)	-9.9%	(1,080)	-9.6%	(1,236)	-9.4%	(1,415)	-9.2%
Cash to Foundation	(100)	-1.1%	(100)	-0.9%	(100)	-0.8%	(100)	-0.7%
Proceeds for HC	3,626	39.0%	4,445	39.5%	5,264	39.9%	6,206	40.2%

Conversion Valuation Appraisal Report	Page 65

Exhibit 7. Pro-forma As of September 2022

Valuation Parameters
Prior Twelve Mos. Earning Base	Y
Period Ended September 30, 2022		$944	(1)
Pre-Conversion Book Value	B
As of September 30, 2022		$14,056
Pre-Conversion Assets	A
As of September 30, 2022		$152,883
Return on Money	R	3.20%	(2)
Conversion Expenses		$1,750
	X	13.46%	(3)
Proceeds Not Invested		$1,620	(4)
Estimated ESOP Borrowings		$1,080
ESOP Purchases	E	8.00%	(5)
Cost of ESOP Borrowings		$72	(5)
Cost of ESOP Borrowings	S	0.00%	(5)
Amort of ESOP Borrowings	T	15	Years
Amort of MRP Amount	N	5	Years
Estimated MRP Amount		$540	(6)
MRP Purchases	M	4.00%
MRP Expense		$108
Stock Foundation Amount		$500	(7)
Stock Foundation Amount	F	3.85%	0.00%
Foundation Opportunity Cost		$16
Tax Benefit	Z	$105	(8)
Tax Rate	TAX	21.00%
Percentage Sold	PCT	100.00%
Amount to be issued to Public		$13,000	(9)
Earnings Multiple		12

(1) Net income for the twelve months ended September 30, 2022.
(2) Net Return assumes a reinvestment rate of 5.00 percent (the 1 year Treasury at September 30, 2022), and a tax rate of 21%.
(3) Conversion expenses reflect estimated expenses as presented in the offering document.
(4) Includes Stock from ESOP and MRP.
(5) Assumes ESOP is amortized straight line over 15 years.
(6) Assumes MRP is amortized straight line over 5 years.
(7) The Foundation is assumed to be 4% of the gross proceeds.
(8) The after-tax benefit of the Foundation is assumed to be 21% of Foundation.
(9) The amount to be offered to public.

			Pro Forma Calculation
Calculation of Estimated Value (V) at Midpoint Value

3.	V= P/E*Y	=	$13,000,000
	1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)

2.	V= P/B*(B+Z)	=	$13,000,000
	1-P/B*PCT*(1-X-E-M-F)

1.	V= P/A*A	=	$13,000,000
	1-P/A*PCT*(1-X-E-M-F)

The appraisal was performed on a market basis and not on the above formulas.

	Total Shares	Price	Total
Conclusion	Shares	Per Share	Value
Appraised Value - Midpoint	1,300,000	$10.00	$13,000,000

Range:
- Minimum	1,105,000	$10.00	11,050,000
- Maximum	1,495,000	10.00	14,950,000
- Super Maximum	1,719,250	10.00	17,192,500

Conversion Valuation Appraisal Report	Page 66

	Pre Foundation
	Appraised Value
Conclusion	Minimum	Midpoint	Maximum	SuperMaximum *
Total Shares	1,105,000	1,300,000	1,495,000	1,719,250
Price per Share	$10	$10	$10	$10
Full Conversion Value	$11,050,000	$13,000,000	$14,950,000	$17,192,500
Conversion Shares	1,105,000	1,300,000	1,495,000	1,719,250
Conversion Percent	100.00%	100.00%	100.00%	100.00%
Gross Proceeds	$11,050,000	$13,000,000	$14,950,000	$17,192,500

*  SuperMaximum is an overallotment option that is 15% above the maximum amount.

		Pro Forma Effect of Conversion Proceeds
		As of September 30, 2022
		(Dollars in Thousands)
Conversion Proceeds		Minimum	Midpoint	Maximum	SuperMax
Total Shares Offered		1,105,000	1,300,000	1,495,000	1,719,250
Conversion Shares Offered		1,105,000	1,300,000	1,495,000	1,719,250
Price Per Share		$10	$10	$10	$10
Gross Proceeds		$11,050	$13,000	$14,950	$17,193
Plus: Value issued to Foundation	(9)	500	500	500	500
Pro Forma Market Capitalization		11,550	13,500	15,450	17,693
Gross Proceeds		11,050	13,000	14,950	17,193
Less: Est. Conversion Expenses		(1,750)	(1,750)	(1,750)	(1,750)
Net Proceeds		9,300	11,250	13,200	15,443
Less: Cash issued to Foundation		(100)	(100)	(100)	(100)
Less: ESOP Adjustment	(3)	(924)	(1,080)	(1,236)	(1,415)
Less: MRP Adjustment	(3)	(462)	(540)	(618)	(708)
Net Proceeds Reinvested		$7,814	$9,530	$11,246	$13,220
Estimated Incremental Rate of Return		3.20%	3.20%	3.20%	3.20%
Estimated Incremental Return		$250	$305	$360	$423
Less: Cost of ESOP	(4)	-	-	-	-
Less: Amortization of ESOP	(7)	(49)	(57)	(65)	(75)
Less: Option Expense	(10)	(86)	(100)	(115)	(132)
Less: MRP Adjustment	(7)	(73)	(85)	(98)	(112)
Pro Forma Net Income		42	63	82	104
Earnings Before Conversion		944	944	944	944
Earnings Excluding Adjustment		986	1,007	1,026	1,048
Earnings Adjustment	(6)	-	-	-	-
Earnings After Conversion		$986	$1,007	$1,026	$1,048

Conversion Valuation Appraisal Report	Page 67

		Pro Forma Effect of Conversion Proceeds
		As of September 30, 2022
		(Dollars in Thousands)
		Minimum	Midpoint	Maximum	SuperMax
Pro Forma Equity
Equity at September 30, 2022		$14,056	$14,056	$14,056	$14,056
Net Conversion Proceeds		9,300	11,250	13,200	15,443
Plus: Value issued to Foundation		500	500	500	500
Less: After Tax Expense of Foundation		(474)	(474)	(474)	(474)
Less: ESOP Adjustment	(1)	(924)	(1,080)	(1,236)	(1,415)
Less: MRP Adjustment	(2)	(462)	(540)	(618)	(708)
Pro Forma Equity		$21,996	$23,712	$25,428	$27,402
Less: Intangible	(5)	-	-	-	-
Pro Forma Tangible Equity		$21,996	$23,712	$25,428	$27,402
Pro Forma Assets
Total Assets at September 30, 2022		$152,883	$152,883	$152,883	$152,883
Net Conversion Proceeds		9,300	11,250	13,200	15,443
Plus: Value issued to Foundation		500	500	500	500
Less: After Tax Expense of Foundation		(474)	(474)	(474)	(474)
Less: ESOP Adjustment	(1)	(924)	(1,080)	(1,236)	(1,415)
Less: MRP Adjustment	(2)	(462)	(540)	(618)	(708)
Pro-forma Total Assets		160,823	162,539	164,255	166,229
Stockholder's Equity Per Share *
Equity at September 30, 2022		$12.17	$10.41	$9.10	$7.94
Estimated Net Proceeds		8.05	8.33	8.54	8.73
Plus: Value issued to Foundation		0.43	0.37	0.32	0.28
Less: After Tax Expense of Foundation		(0.41)	(0.35)	(0.31)	(0.27)
Less: ESOP Stock		(0.80)	(0.80)	(0.80)	(0.80)
Less: MRP Stock		(0.40)	(0.40)	(0.40)	(0.40)
Pro Forma Equity Per Share *		19.04	17.56	16.46	15.49
Less: Intangible		-	-	-	-
Pro Forma Tangible Equity Per Share *		$19.04	$17.56	$16.46	$15.49

		Pro Forma Effect of Conversion Proceeds
		As of September 30, 2022
		(Dollars in Thousands)
		Minimum	Midpoint	Maximum	SuperMax
Net Earnings Per Share *
Historical Earnings Per Share	(8)	$0.88	$0.76	$0.66	$0.58
Incremental return Per Share	(8)	0.23	0.24	0.25	0.26
ESOP Adjustment Per Share	(8)	(0.05)	(0.05)	(0.05)	(0.05)
Option Expense Per Share	(10)	(0.08)	(0.08)	(0.08)	(0.08)
MRP Adjustment Per Share	(8)	(0.07)	(0.07)	(0.07)	(0.07)
Normalizing Adjustment Per Share		-	-	-	-
Pro Forma Earnings Per Share *	(8)	$0.92	$0.81	$0.72	$0.64

Shares Utilized for EPS		1,068,760	1,249,200	1,429,640	1,637,146
Pro Forma Ratios
Price/EPS without Adjustment		10.87	12.35	13.89	15.63
Price/EPS with Adjustment		10.87	12.35	13.89	15.63
Price/Book Value per Share		52.52%	56.95%	60.75%	64.56%
Price/Tangible Book Value		52.52%	56.95%	60.75%	64.56%
Market Value/Assets		7.18%	8.31%	9.41%	10.64%

* The totals for the per share data are actual figures rounded to two decimals.  The component parts may not add to the total due to rounding.

(1)  ESOP Borrowings are deducted from net worth and assets, and amortized over 15 years.

(2)  MRP Borrowings are omitted from net worth and assets, and amortized over 5 years.

(3)  Consists of ESOP and MRP amortization.

(4)  The ESOP loan is from the Holding Company and therefore, there are no costs.

(5)  Not applicable.

(6)  Not applicable.

(7)  ESOP and MRP are amortized over 15 and 5 years respectively, and tax impacted at 21%.

(8)  All EPS computations are done in accordance with SOP 93-6.

(9)  The Foundation is assumed to be 4% of the gross proceeds.

(10) Assumed option expense in accordance with SFAS No. 123.